Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-256120

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy the depositary shares in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated September 15, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated May 14, 2021)

Depositary Shares

Each Representing a 1/400th Interest in a Share of

    % Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A

We are offering              depositary shares, each representing a 1/400th ownership interest in a share of our        % Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.0001 per share (the “Series A preferred stock”), with a liquidation preference of $25.00 per depositary share (equivalent to $10,000 per share of Series A preferred stock). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Series A preferred stock represented thereby (including dividend, voting, redemption and liquidation rights). Holders of our depositary shares must exercise any such rights through the depositary.

We will pay dividends on the Series A preferred stock, when, as, and if declared by our board of directors or a duly authorized committee of our board of directors, to the extent that we have lawfully available funds to pay dividends. If declared, dividends will accrue and be payable, quarterly in arrears, (i) from and including the date of original issuance to, but excluding September 30, 2026 (the “First Reset Date”) or the date of earlier redemption, at a rate of        % per annum, on March 30, June 30, September 30 and December 30 of each year, commencing on December 30, 2021, and (ii) from and including September 30, 2026, during each reset period, at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as described elsewhere in this prospectus supplement) plus        %, on March 30, June 30, September 30, and December 30 of each year, beginning on September 30, 2026, except in each case where such day is not a business day. Upon payment of any dividends on the Series A preferred stock, holders of depositary shares are expected to receive a proportionate payment.

Dividends on the Series A preferred stock will not be cumulative. If for any reason our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series A preferred stock for any dividend period, that dividend will not accrue or be payable and we will have no obligation to pay dividends for that dividend period, whether or not dividends on the Series A preferred stock are declared for any future dividend period.

We may redeem the Series A preferred stock at our option, and subject to any required regulatory approval, (i) in whole or in part, from time to time, on September 30, 2026 or on any dividend payment date on or after September 30, 2026 at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared and unpaid dividends, to, but excluding, the redemption date, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared and unpaid dividends, to, but excluding, the redemption date. If we redeem the Series A preferred stock, the depositary is expected to redeem a proportionate number of depositary shares.

We will apply to list the depositary shares on the New York Stock Exchange (“NYSE”) under the symbol “WAL PrA.” If the application is approved, trading of the depositary shares on the NYSE is expected to commence within the 30-day period following the original issue date of the depositary shares. Our common stock is listed on the NYSE and trades under the ticker symbol “WAL.”

The Series A preferred stock will not have any voting rights, except as set forth under “DESCRIPTION OF PREFERRED STOCK— Voting Rights” beginning on page S-25.

Investing in our depositary shares involves risks. See “RISK FACTORS” beginning on page S-9 of this prospectus supplement and under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Neither the depositary shares nor the Series A preferred stock is a savings account, deposit, or other obligation of our bank subsidiary or any nonbank subsidiary and neither are insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve (the “Federal Reserve”) or any other governmental agency or public or private issuer.

	Per Depositary Share	Total
Public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds to us, before expenses(3)	$	$

(1)	Plus accrued dividends, if any, from the date of original issuance, which is expected to be , 2021.
(2)

The underwriting discount is calculated using a weighted average of $        per depositary share for retail orders (        depositary shares) and $        per depositary share for institutional orders (        depositary shares). See “Underwriting” in this prospectus supplement for details regarding compensation to be received by the underwriters in connection with this offering.

(3)	Assumes no exercise of the underwriters’ over-allotment option described below.

The underwriters may exercise their option to purchase up to an additional            depositary shares from us, at the public offering price, less underwriting discounts, for 30 days after the date of this prospectus supplement, solely to cover over-allotments, if any.

Certain of our executive officers and directors have indicated an interest in purchasing up to an aggregate of 240,000 depositary shares in this offering at the public offering price for investment purposes. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, fewer or no depositary shares in this offering to our officers and directors and our officers and directors may determine to purchase more, fewer or no depositary shares in this offering. See “UNDERWRITING— Insider Participation” beginning on page S-43.

The underwriters expect to deliver the depositary shares to purchasers in book-entry form through the facilities of The Depository Trust Company and its direct participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, a societe anonyme (“Clearstream”), on or about September         , 2021, which is the fifth business day after the date hereof (such settlement being referred to as “T+5”). See “UNDERWRITING” beginning on page S-42.

Joint Book-Running Managers

Morgan Stanley	BofA Securities	J.P. Morgan	Piper Sandler

Co-Managers

D.A. Davidson & Co.	Janney Montgomery Scott	Jefferies

The date of this prospectus supplement is September     , 2021.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Western Alliance,” “we,” “us,” “our,” the “Company” or similar references mean Western Alliance Bancorporation and its subsidiaries. References to “Western Alliance Bank,” “WAB” or the “Bank” mean Western Alliance Bank, which is our wholly-owned banking subsidiary.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information contained in this prospectus supplement.

We have not authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: Neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.

Before you make a decision to invest in our depositary shares, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entirety. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.”

The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in our depositary shares.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our depositary shares. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, such as the information under the heading “RISK FACTORS” of this prospectus supplement on page S-9.

About Western Alliance Bancorporation

We are a bank holding company incorporated in Delaware and headquartered in Phoenix, Arizona. We provide a full spectrum of deposit, lending, mortgage banking, treasury management, international banking and online banking products and services through our wholly owned banking subsidiary, Western Alliance Bank (“WAB” or the “Bank”).

WAB operates the following full-service banking divisions: Alliance Bank of Arizona, Bank of Nevada, Bridge Bank, First Independent Bank and Torrey Pines Bank. The Company also provides an array of specialized financial services to business customers across the country. Most recently, the Company added to these services with the acquisition of AmeriHome Mortgage Company, LLC on April 7, 2021, a leading national business-to-business mortgage platform. In addition, the Company has two non-bank subsidiaries: Las Vegas Sunset Properties, which is intended to hold and manage certain Other Real Estate Owned properties, and CS Insurance Company, a captive insurance company formed and licensed under the laws of the State of Arizona and established as part of the Company’s overall enterprise risk management strategy.

Our common stock is traded on the NYSE under the ticker symbol “WAL.” Our principal executive offices are located at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004. Our telephone number is (602) 389-3500. Our website is www.westernalliancebancorp.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider the information to be, a part of this prospectus supplement.

The Offering

The following is a brief summary of certain terms of this offering which does not contain all the information that may be important to you. You should read this summary in conjunction with the other information herein. A more complete description of the depositary shares and the Series A preferred stock appears under “DESCRIPTION OF DEPOSITARY SHARES” and “DESCRIPTION OF PREFERRED STOCK.”

Issuer	Western Alliance Bancorporation

Securities Offered

                        depositary shares (                         depositary shares if the underwriters exercise their over-allotment option in full), each representing a 1/400th ownership interest in a share of             % Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.0001 per share (“Series A preferred stock”), with a liquidation preference of $10,000 per share of Series A preferred stock (equivalent to $25 per depositary share), of the Company. Each holder of a depositary share will be entitled to all rights and preferences of the Series A preferred stock (including dividend, voting, redemption and liquidation rights) in proportion to such holder’s investment in the underlying shares of Series A preferred stock.

We may from time to time, without notice to or the consent of holders of the Series A preferred stock, issue additional shares of Series A preferred stock. The additional shares would form a single series together with all previously issued shares of Series A preferred stock. In the event we issue additional shares of Series A preferred stock, we will cause a corresponding number of additional depositary shares to be issued.

We have granted the underwriters an option to purchase up to an additional depositary shares from us, at the public offering price, less underwriting discounts, for 30 days after the date of this prospectus supplement, solely to cover over-allotments, if any.

No maturity	The Series A preferred stock does not have any maturity date, and we are not required to redeem or repurchase the Series A preferred stock at any time. Accordingly, the Series A preferred stock will remain outstanding perpetually, unless and until we decide to redeem or repurchase it and, if required, receive prior approval of the Federal Reserve to do so.

Ranking

With respect to the payment of dividends and distributions upon our liquidation, dissolution, or winding-up, the Series A preferred stock will rank:

•  senior to our common stock and to any class or series of our capital stock we may issue in the future that is not expressly stated to be on parity with or senior to the Series A preferred stock with respect to such dividends and distributions;

•  on parity with, or equally to, any class or series of our capital stock we have issued and may issue in the future that is expressly stated to be on parity with the Series A preferred stock with respect to such dividends and distributions; and

•  junior to any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series A preferred stock with respect to such dividends and distributions, if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series A preferred stock.

Fixed Rate Reset Dividends

We will pay dividends on the Series A preferred stock, only when, as and if declared by our board of directors (or a duly authorized committee of our board of directors) out of funds legally available for the payment thereof. Upon payment of any dividends on the Series A preferred stock, holders of depositary shares are expected to receive a proportionate payment.

Dividends will accrue on the stated amount of $10,000 per share of the Series A preferred stock (the “stated amount”) (equivalent to $25 per depositary share) at a rate of % per annum from and including the date of issuance to, but excluding, September 30, 2026 (the “First Reset Date”), payable quarterly, in arrears.

From and including the First Reset Date, during each reset period, we will pay dividends based on the liquidation preference amount of $10,000 per share of Series A preferred stock (equivalent to $25 per depositary share), at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus %, payable quarterly in arrears. The amount of any dividend will be computed in the manner described under “DESCRIPTION OF PREFERRED STOCK— Dividends” on page S-19.

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

Dividends on shares of the Series A preferred stock will not be cumulative and will not be mandatory. If for any reason our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series A preferred stock in respect of a dividend period (as defined under “DESCRIPTION OF PREFERRED STOCK— Dividends” on page S-19), then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or accumulate, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series A preferred stock are declared for any future dividend period.

A “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Series A preferred stock to, but excluding, the first dividend payment date.

If a dividend on the Series A preferred stock is declared for any dividend period, such dividend will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In the event that any dividend payment date is not a business day (as defined in “DESCRIPTION OF PREFERRED STOCK— Dividends” beginning on page S-19), then the dividend with respect to that dividend payment date will be paid on the next succeeding business day, without interest or other payment in respect of such delayed payment. For the avoidance of doubt, the succeeding dividend period will be from, and including, the previous dividend payment date (that was not a business day) to, but excluding, the next succeeding dividend period’s dividend payment date.

So long as any Series A preferred stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series A preferred stock, we may not, subject to certain important exceptions:

•  declare, pay or set aside for payment any dividend or distribution on any shares of capital stock ranking junior to the Series A preferred stock as to dividend rights or upon liquidation, dissolution or winding-up of the Company;

•  repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking junior to the Series A preferred stock as to dividend rights or upon liquidation, dissolution or winding-up of the Company; or

•  repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking on parity with the Series A preferred stock, including the Series A preferred stock, as to dividend rights or upon liquidation, dissolution or winding-up of the Company.

See “DESCRIPTION OF PREFERRED STOCK— Priority of Dividends” beginning on page S-21.

Payment of dividends on the Series A preferred stock is subject to certain legal, regulatory and other restrictions described under “DESCRIPTION OF PREFERRED STOCK— Dividends” beginning on page S-19.

Payment Dates	When, as, and if declared by our board of directors or a duly authorized committee of our board of directors, and to the extent we have the funds legally available, we will pay cash dividends on the Series A preferred stock quarterly, in arrears, on March 30, June 30, September 30 and December 30 of each year (each such date is referred to as a dividend payment date), beginning on December 30, 2021.

Redemption

The Series A preferred stock is not subject to any mandatory redemption, sinking fund, or other similar provision.

We may redeem the Series A preferred stock at our option, subject to regulatory approval (if then required), at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without accumulation of any undeclared dividends) to, but excluding, the redemption date, (i) in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein). If we redeem the Series A preferred stock, the depositary is expected to redeem a proportionate number of depositary shares. See “DESCRIPTION OF PREFERRED STOCK— Redemption” beginning on page S-22.

Neither the holders of Series A preferred stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series A preferred stock.

Redemption of the Series A preferred stock is subject to certain contractual, legal, regulatory and other restrictions described under “DESCRIPTION OF PREFERRED STOCK— Redemption” beginning on page S-22. Under capital adequacy rules currently applicable to us, any redemption of the Series A preferred stock would be subject to prior approval of the Federal Reserve.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution, or winding-up, the holders of the outstanding shares of Series A preferred stock are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of common stock or any other junior stock, a liquidating distribution in the amount of a liquidation preference of $10,000 per share (equivalent to $25 per depositary share), plus the sum of any declared and unpaid dividends for prior dividend periods prior to the dividend period in which the liquidating distribution is made and any declared and unpaid dividends for the then current dividend period in which the liquidating distribution is made to the date of such liquidating distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A preferred stock will have no right or claim to any of our remaining assets.

Distributions will be made pro rata as to the Series A preferred stock and any other stock ranking on parity with the Series A preferred stock and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series A preferred stock and any other stock ranking on parity with the Series A preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series A preferred stock will have no right or claim to any of our remaining assets.

Voting Rights	The holders of the Series A preferred stock do not have voting rights, except (i) as specifically required by applicable law, (ii) in the case of certain dividend non-payments, (iii) with respect to the issuance of our senior capital stock, (iv) with respect to changes to our organizational documents that would adversely affect the voting powers, preferences or special rights of the Series A preferred stock or (v) to approve the consummation of a binding share exchange or reclassification involving the Series A preferred stock or our merger or consolidation with another corporation or other entity subject to certain exceptions. Holders of depositary shares must act through the depositary to exercise any voting rights. For more information about voting rights, see “DESCRIPTION OF PREFERRED STOCK— Voting Rights” on page S-25 and “DESCRIPTION OF THE DEPOSITARY SHARES— Voting” on page S-29.

Preemptive and Conversion Rights	None.

Listing	We will apply to list the depositary shares on the NYSE under the symbol “WAL PrA.” If the application is approved, trading of the depositary shares on the NYSE is expected to commence within the 30-day period following the original issue date of the depositary shares.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ (or approximately $ if the underwriters exercise in full their over-allotment option), after deducting underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include providing capital to support our growth and capital adequacy and the repayment, redemption or repurchase of existing indebtedness, including the potential redemption of our outstanding $175 million principal amount of 6.25% subordinated debentures due July 1, 2056. See “USE OF PROCEEDS” on page S-16 in this prospectus supplement.

Insider Participation	Certain of our executive officers and directors have indicated an interest in purchasing up to an aggregate of 240,000 depositary shares in this offering at the public offering price for investment purposes. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, fewer or no depositary shares in this offering to our officers and directors and our officers and directors may determine to purchase more, fewer or no depositary shares in this offering. See “UNDERWRITING— Insider Participation” beginning on page S-43.

U.S. Federal Income Tax Considerations	For a discussion of U.S. federal income tax considerations generally applicable to the ownership and disposition of the Series A preferred stock, see “U.S. FEDERAL INCOME TAX CONSIDERATIONS” beginning on page S-34.

Certain ERISA and Related Considerations	For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, please read “CERTAIN ERISA AND RELATED CONSIDERATIONS” beginning on page S-39.

Depositary, Registrar and Transfer Agent	Computershare Trust Company, N.A. is the transfer agent and registrar for the Series A preferred stock and the depositary for the depositary shares.

Calculation Agent	Unless we have validly called all shares of the Series A preferred stock for redemption on the First Reset Date, we will appoint a calculation agent for the Series A preferred stock prior to the commencement of a reset period. We may appoint ourselves or an affiliate of ours as the calculation agent. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time.

Risk Factors	An investment in the depositary shares involves risks. You should carefully consider the information contained under “RISK FACTORS” in this prospectus supplement and the accompanying prospectus and Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

RISK FACTORS

Investing in shares of our depositary shares involves significant risks. Before you invest in our depositary shares, in addition to the other information contained in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks and uncertainties discussed in the accompanying prospectus under “RISK FACTORS” and under Item 1A, “Risk Factors,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, in Item 1A, “Risk Factors,” of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and in other filings we may make from time to time with the U.S. Securities and Exchange Commission (the “SEC”) after the date of the registration statement of which this prospectus supplement and the accompanying prospectus is a part. Additional risks and uncertainties not presently known to us may also impair our business operations, financial results and the value of our depositary shares.

You are making an investment decision about both the depositary shares and the Series A preferred stock.

As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in the Series A preferred stock. The depositary will rely solely on the payments it receives on the Series A preferred stock to fund all dividend payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities before making an investment decision.

The Series A preferred stock will be an equity security and will be subordinate to our existing and future indebtedness.

The shares of Series A preferred stock will be equity interests and will not constitute indebtedness of our Company. This means that the depositary shares, which represent fractional interests in shares of Series A preferred stock, will rank junior to all of our existing and future indebtedness and our other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation.

As of June 30, 2021, our total liabilities (including deposit liabilities) were approximately $45.0 billion, and we may incur additional indebtedness in the future to increase our capital resources. Additionally, if our capital ratios fall below minimum ratios required by the Federal Reserve, we could be required to raise additional capital by making additional offerings of debt securities, including medium-term notes, senior or subordinated notes, or other applicable securities. The Series A preferred stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below in “RISK FACTORS— Holders of the Series A preferred stock and the depositary shares will have limited voting rights.” Further, our existing and future indebtedness may restrict the payment of dividends on the Series A preferred stock.

The Series A preferred stock may be junior in rights and preferences to our future preferred stock.

The Series A preferred stock may rank junior to preferred stock issued in the future that by its terms is expressly senior in rights and preferences to the Series A preferred stock, although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A preferred stock is required to authorize or issue any shares of stock senior in rights and preferences to the Series A preferred stock. The terms of any future preferred stock expressly senior to the Series A preferred stock may restrict dividend payments on the Series A preferred stock.

Dividends on the Series A preferred stock are discretionary and non-cumulative.

Dividends on the Series A preferred stock are discretionary and will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series A preferred stock in respect of a dividend period, then no dividend shall be payable on the applicable dividend payment date, no dividend shall be deemed to have accumulated for such dividend period, and we will have no obligation to pay any dividend for that dividend period at any time, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series A preferred stock or any other class or series of our capital stock for any future dividend period. Any declaration and payment of dividends on the Series A preferred stock will depend upon, among other factors, our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to the Series A preferred stock, any credit agreements to which we are a party, and other factors deemed relevant by our board of directors.

Our ability to declare and pay dividends is subject to statutory and regulatory restrictions.

We are subject to statutory and regulatory limitations on our ability to declare and pay dividends on the Series A preferred stock. In particular, dividends on the Series A preferred stock will be subject to our receipt of any required prior approval by the Federal Reserve (if then required) and to the satisfaction of conditions set forth in the capital adequacy requirements of the Federal Reserve applicable to dividends on the Series A preferred stock. Under the Federal Reserve’s capital rules, dividends on the Series A preferred stock may only be paid out of our net income, retained earnings, or surplus related to other additional Tier 1 capital instruments.

The dividend rate will reset on the First Reset Date and each subsequent reset date and any dividends declared may be at a rate lower than the initial fixed annual rate of                % in effect until the First Reset Date.

The annual dividend rate on the Series A preferred stock for each reset period will equal the five-year treasury rate as of the most recent reset dividend determination date plus                %. Therefore, the dividend rate and any dividends declared after the First Reset Date could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect five-year treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact five-year treasury rates.

The Series A preferred stock may be redeemed at our option.

Subject to the approval of the Federal Reserve (if then required), at our option, we may redeem the Series A preferred stock for cash, either in whole or in part, from time to time, on any dividend payment date on or after                September 30, 2026. We may also redeem the Series A preferred stock at our option, subject to the approval of the Federal Reserve (if then required), at any time, in whole, but not in part, within 90 days following the occurrence of a regulatory capital treatment event, such as a proposed change in law or regulation after the initial issuance date with respect to whether the Series A preferred stock qualifies as an “additional Tier 1 capital” instrument.

Although the terms of the Series A preferred stock have been established at issuance to satisfy the criteria for “additional Tier 1 capital” instruments for purposes of the capital adequacy rules or regulations of the Federal Reserve, it is possible that the Series A preferred stock may not satisfy the criteria set forth in future capital adequacy rulemakings or interpretations of the Federal Reserve (or of any successor appropriate federal banking agency). As a result, a regulatory capital treatment event could occur whereby we would have the right, subject to prior approval of the Federal Reserve (if then required), to redeem the Series A preferred stock in accordance with its terms prior to September 30, 2026, or any date thereafter. See “DESCRIPTION OF PREFERRED STOCK— Redemption” for more information on redemption of the Series A preferred stock.

Investors should not expect us to redeem the Series A preferred stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Series A preferred stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of the holders of the Series A preferred stock or the holders of the related depositary shares offered by this prospectus supplement. The Series A preferred stock may be redeemed by us at our option, either in whole or in part, for cash, from time to time, on any dividend payment date on or after September 30, 2026, or in whole, but not in part, at any time within 90 days of the occurrence of a regulatory capital treatment event. Any decision we may make at any time to propose a redemption of the Series A preferred stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity, and general market conditions at that time.

In addition, our right to redeem the Series A preferred stock is subject to limitations. Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series A preferred stock is subject to prior approval of the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Series A preferred stock that we may propose. There also can be no assurance that, if we propose to redeem the Series A preferred stock without replacing such capital with common equity Tier 1 capital or additional Tier 1 capital instruments, the Federal Reserve will authorize such redemption. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Series A preferred stock without replacing it with common equity Tier 1 capital or additional Tier 1 capital instruments, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings, and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time.

Our access to funds from Western Alliance Bank may become limited, thereby restricting our ability to make payments on our obligations.

We are a separate and distinct legal entity from the Bank and our other subsidiaries. Our principal sources of funds to make payments on the Series A preferred stock and our other obligations are dividends, distributions and other payments from the Bank.

As a Delaware corporation, we may make dividend payments and redemption payments only out of funds legally available under Delaware law. As a bank holding company under the Bank Holding Company Act of 1956, as amended, we would be prohibited from paying cash dividends if we are not in compliance with any capital requirements applicable to us, including our required capital conservation buffer. However, as a practical matter, for so long as our major operations consist of ownership of the Bank, the Bank will remain our source of dividend payments, and our ability to pay dividends will be subject to any restrictions applicable to the Bank.

The Federal Reserve has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the Federal Reserve’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Federal Reserve regulations also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized, and under regulations implementing the Basel III accord, a bank holding company’s ability to pay cash dividends may be impaired if it fails to satisfy certain capital buffer requirements. These regulatory policies could affect the ability of the Company to pay dividends or otherwise engage in capital distributions. Dividend payments from the Bank would also be prohibited under the “prompt corrective action” regulations of federal bank regulators if the Bank is, or after payment of such dividends would be, undercapitalized under such regulations. In addition, the Bank is subject to restrictions under federal law that limit its ability to transfer funds or other items of value to us and our non-bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value. Unless an exemption applies, these transactions by the Bank with us are limited to 10% of the Bank’s capital stock and surplus and, with respect to all such transactions with affiliates in the aggregate, to 20% of the Bank’s capital stock and surplus. Moreover, loans and extensions of credit by the Bank to its affiliates, including us, generally are required to be secured in specified amounts. A bank’s transactions with its non-bank affiliates also are required generally to be on arm’s-length terms.

Accordingly, we can provide no assurance that we will receive dividends or other distributions from our subsidiaries, including the Bank, in an amount sufficient to pay dividends on the Series A preferred stock.

Holders of the Series A preferred stock and the depositary shares will have limited voting rights.

Holders of the Series A preferred stock will have no voting rights with respect to matters that generally require the approval of our common stockholders. Holders of the Series A preferred stock will have voting rights only with respect to (i) authorizing, creating, or issuing any capital stock ranking senior to the Series A preferred stock as to dividends or the distribution of assets upon liquidation, dissolution, or winding-up, or reclassifying any authorized capital stock into any such shares of such capital stock or issuing any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock, (ii) amending, altering, or repealing any provision of our amended and restated certificate of incorporation or the certificate of designation with respect to the Series A preferred stock (the “certificate of designation”), including by merger, consolidation, or otherwise, so as to adversely affect the powers, preferences, or special rights of the Series A preferred stock, (iii) two directors, following non-payments of dividends of at least six or more quarterly Dividend Periods, and (iv) as otherwise required by applicable law. See “DESCRIPTION OF PREFERRED STOCK— Voting Rights.”

Holders of the depositary shares must act through the depository to exercise any voting rights of the Series A preferred stock. Although each depositary share is entitled to 1/400th of a vote, the depositary can only vote whole shares of Series A preferred stock. While the depositary will vote the maximum number of whole shares of Series A preferred stock in accordance with the instructions it receives, any remaining fractional votes of holders of the depositary shares will not be voted. See “DESCRIPTION OF DEPOSITARY SHARES— Voting.”

An active trading market for the depositary shares may not develop.

We will apply to list the depositary shares on the NYSE under the symbol “WAL PrA.” If the application is approved, trading of the depositary shares on the NYSE is expected to commence within the 30-day period following the original issue date of the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The underwriters have advised us that they currently intend to make a secondary market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion and without notice. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity. We cannot assure you that you will be able to sell any depositary shares you may hold at a particular time or at a price that you find favorable.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares. Future trading prices of the depositary shares will depend on many factors, including:

•	whether we declare or fail to declare dividends on the Series A preferred stock from time to time;

•	our operating performance, financial condition, and prospects, or the operating performance, financial condition, and prospects of our competitors;

•	our creditworthiness;

•	the ratings given to our securities by credit rating agencies, including the ratings given to the Series A preferred stock or the depositary shares;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory, or judicial events affecting us or the financial markets generally;

•	the impact of the COVID-19 pandemic; and

•	the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares even if a secondary market for the depositary shares develops.

An increase in market interest rates could result in a decrease in the value of the depositary shares.

In general, as market interest rates rise, instruments bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the depositary shares and market interest rates increase, the market value of your depositary shares may decline. We cannot predict the future level of market interest rates.

The depositary shares and the Series A preferred stock are not insured deposits.

The depositary shares and the Series A preferred stock are equity securities and are not bank deposits or savings accounts and, therefore, are not insured against loss by the FDIC, by any other deposit insurance fund, or by any other public or private entity. An investment in the depositary shares and the Series A preferred stock is inherently risky for the reasons described in this “RISK FACTORS” section and elsewhere in this prospectus supplement, the accompanying prospectus, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. As a result, if you acquire the depositary shares and the Series A preferred stock, you will be at risk of losing some or all of your investment.

Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of the depositary shares.

We may determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for, or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of our stockholders, including issuing additional shares of Series A preferred stock or additional depositary shares. Our board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over the Series A preferred stock with respect to dividends or upon our dissolution, winding-up, and liquidation and other terms.

Although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A preferred stock is required to authorize or issue any shares of capital stock senior in rights and preferences to the Series A preferred stock, if we issue preferred stock in the future with voting rights that dilute the voting power of the Series A preferred stock or depositary shares, the rights of holders of the depositary shares or the market price of the depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of these other offerings, as well as other sales of a large block of depositary shares, Series A preferred stock, or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series A preferred stock are not entitled to preemptive rights or other protections against dilution.

A downgrade, suspension, or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Series A preferred stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the depositary shares, the Series A preferred stock, us or our other securities could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell, or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Series A preferred stock and depositary shares, based on their overall view of our industry. No report of the rating agencies is incorporated by reference herein.

A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the depositary shares, the Series A preferred stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

FORWARD-LOOKING STATEMENTS

This prospectus supplement includes and incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Statements that constitute forward-looking statements within the meaning of the Reform Act are generally identified through the inclusion of words such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goals,” “guidance,” “intend,” “may,” “opportunity,” “plan,” “position,” “potential,” “project,” “ seek,” “should,” “strategy,” “target,” “will,” “would” or similar statements or variations of such words and other similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” within the meaning of the Reform Act, including statements that are related to or are dependent on estimates or assumptions relating to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts.

The forward-looking statements reflect our current views about future events and financial performance and involve certain risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Factors that could cause actual results to differ materially from those presented include, among others:

•	our ability to successfully integrate and operate AmeriHome and any potential impact on our results of operations due to the AmeriHome acquisition;

•

the potential adverse effects of the ongoing COVID-19 pandemic and any governmental or societal responses thereto, including legislative or regulatory changes such as the Coronavirus Aid, Relief and Economic Security Act, as well as the distribution and effectiveness of COVID-19 vaccines;

•	other financial market and economic conditions adversely effecting financial performance;

•	dependency on real estate and events that negatively impact the real estate market;

•	high concentration of commercial real estate and commercial and industrial loans;

•

the inherent risk associated with accounting estimates, including the impact to our allowance, provision for credit losses, and capital levels under the current expected credit losses accounting standard;

•	ability to successfully implement strategies to improve our capital ratios;

•	results of any tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws;

•	the geographic concentrations of our assets increase the risks related to local economic conditions;

•	our ability to compete in a highly competitive market;

•	dependence on low-cost deposits;

•	ability to borrow from the Federal Home Loan Bank or the Federal Reserve;

•	exposure to environmental liabilities related to the properties to which we acquire title;

•	perpetration of fraud;

•	information security breaches;

•	reliance on third parties to provide key components of our infrastructure;

•	a change in our creditworthiness;

•	our ability to implement and improve our controls and processes to keep pace with our growth;

•	our expansion strategies may not be successful;

•	risks associated with new lines of businesses or new products and services within our existing lines of business;

•	our ability to recruit and retain qualified employees and implement adequate succession planning to mitigate the loss of key members of our senior management team;

•	inadequate or ineffective risk management practices and internal controls and procedures;

•	our ability to adapt to technological change;

•	exposure to natural and man-made disasters in markets that we operate;

•	risk of operating in a highly regulated industry and our ability to remain in compliance;

•	failure to comply with state and federal banking agency laws and regulations;

•	exposure of financial instruments to certain market risks may increase the volatility of earnings and accumulated other comprehensive income;

•	uncertainty about the future of LIBOR, changes in interest rates, and increased rate competition; and

•	risks related to ownership and price of our common stock.

For more information regarding risks and uncertainties that may cause our actual results to differ materially from any forward-looking statements, see “RISK FACTORS” in this prospectus supplement, in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 and in Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021. Forward-looking statements speak only as of the date they are made and we undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this offering circular or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events included or incorporated by reference in this offering circular might not occur, and you should not put undue reliance on any forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $                (or approximately $                if the underwriters exercise in full their over-allotment option), after deducting underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include providing capital to support our growth and capital adequacy and the repayment, redemption or repurchase of existing indebtedness, including the potential redemption of our outstanding $175 million principal amount of 6.25% subordinated debentures due July 1, 2056.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2021:

•	on an actual basis; and

•

on an as-adjusted basis to give effect to the sale of the depositary shares in this offering for total net proceeds of approximately $         after deducting the underwriting discount and estimated offering expenses payable by us (assuming no exercise of the underwriters’ over-allotment option).

This information should be read together with the financial and other data in this prospectus supplement as well as the audited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Conditions and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2020, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, both of which are incorporated by reference into this prospectus supplement.

	As of June 30, 2021
(unaudited) (in thousands)	Actual	As Adjusted
Cash, cash equivalents and restricted cash	$3,395,842	$

Indebtedness:
Other borrowings	$615,408		$615,408
Qualifying debt	1,139,990		1,139,990

Total indebtedness	$1,755,398		1,755,498

Equity:
Preferred stock (par value $0.0001 per share; 20,000,000 shares authorized; none outstanding at June 30, 2021; shares of Series A preferred stock issued and outstanding, as adjusted)	—
Common stock (par value $0.0001 per share; 200,000,000 shares authorized; 106,567,407 shares issued at June 30, 2021) and additional paid in capital	1,687,624		1,687,624
Treasury stock (2,325,816 shares at June 30, 2021)	(84,256)		(84,256)
Accumulated other comprehensive income	64,519		64,519
Retained earnings	2,366,603		2,366,603

Total equity	4,034,490		4,034,490

Total capitalization	$5,789,888	$

	As of June 30, 2021
	Actual	As Adjusted
Capital ratios:
Tier 1 leverage ratio	7.3%			%
Tier 1 capital ratio	9.4%			%
Total capital ratio	12.8%			%
Common equity Tier 1 ratio	9.2%			%

DESCRIPTION OF PREFERRED STOCK

The following description summarizes the material terms of the Series A preferred stock and supplements the description of the general terms and provisions of our preferred stock set forth under “DESCRIPTION OF PREFERRED STOCK” beginning on page 25 of the accompanying prospectus. This summary does not purport to be complete and is qualified in its entirely by reference to the relevant sections of our amended and restated certificate of incorporation, which we have previously filed with the SEC, and the certificate of designation, which will be included as an exhibit to documents that we file with the SEC. If any information regarding the Series A preferred stock contained in our amended and restated certificate of incorporation, or the certificate of designation is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in our amended and restated certificate of incorporation, or the certificate of designation, as applicable, will apply and supersede information in this prospectus supplement and the accompanying prospectus.

For purposes of this section, references to “we,” “us,” and “our” include only Western Alliance Bancorporation, and not any of its subsidiaries.

General

Our amended and restated certificate of incorporation authorizes us to issue 20,000,000 shares of preferred stock, in one or more series, and our board of directors is authorized to fix the number of shares of each series and determine the rights, designations, preferences, privileges, limitations, and restrictions of any such series.

Prior to the issuance of the Series A preferred stock, we will file the certificate of designation with the Secretary of State of the State of Delaware, which will have the effect of amending our existing certificate of incorporation to establish the terms of the Series A preferred stock. The certificate of designation will initially authorize                shares of Series A preferred stock. We may, upon approval of a majority of the holders of the outstanding shares of Series A preferred stock, issue additional shares of Series A preferred stock from time to time. We may, without notice or consent of holders of the Series A preferred stock, issue additional shares of preferred stock from time to time ranking junior as to dividends and upon liquidation, dissolution, and winding-up of the Company to the Series A preferred stock. We are offering                shares of the Series A preferred stock in the aggregate by this prospectus supplement and the accompanying prospectus in connection with this offering (or                shares of the Series A preferred stock if the underwriters exercise their overallotment option in full).

We will generally be able to pay dividends and distributions upon our liquidation, dissolution, or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness, other non-equity instruments, and other senior claims). When the shares of Series A preferred stock are issued in connection with the offering contemplated by this prospectus supplement, such shares will be fully paid and nonassessable when issued, which means that holders of such shares will have paid their purchase price in full and we may not ask them to pay additional funds in respect of their shares of Series A preferred stock.

Holders of Series A preferred stock will not have preemptive or subscription rights to acquire more of our stock. The Series A preferred stock will not be convertible into or exchangeable for our common stock or any other class or series of our capital stock or other securities. The Series A preferred stock does not have a stated maturity date, will not be subject to any sinking fund or any other obligation of us for its repurchase, redemption, or retirement, and will be perpetual unless redeemed at our option.

Ranking

Shares of the Series A preferred stock will rank, with respect to the payment of dividends and distributions upon our liquidation, dissolution, or winding-up:

•	senior to our common stock and to any class or series of our capital stock we may issue that is not expressly stated to be on parity with or senior to the Series A preferred stock;

•	on parity with, or equally to, any class or series of our capital stock expressly stated to be on parity with the Series A preferred stock, including the Series A preferred stock; and

•

junior to any class or series of our capital stock expressly stated to be senior to the Series A preferred stock (issued with the requisite consent of the holders of at least two-thirds of the outstanding Series A preferred stock).

Dividends

Dividends on shares of the Series A preferred stock are discretionary, not mandatory, and will not be cumulative. Holders of the Series A preferred stock will be entitled to receive, if, when, and as declared by our board of directors or a duly authorized committee of our board of directors, out of legally available assets, non-cumulative cash dividends quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, beginning on December 30, 2021 (each such date being referred to herein as a “dividend payment date”) based on the liquidation preference of $10,000 per share (equivalent to $25 per depositary share) at a rate equal to:

•	from the date of original issue to, but excluding, the First Reset Date, a fixed rate per annum of %; and

•

from, and including, the First Reset Date, during each reset period, a rate per annum equal to the five-year treasury rate as of the most recent reset date (as described below), plus                % on the liquidation preference of $10,000 per share.

In the event that we issue additional shares of Series A preferred stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued. References to the “accrual” of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series A preferred stock.

Dividends will be payable to holders of record of Series A preferred stock as they appear on our books on the applicable record date (each such date being referred to herein as a “dividend record date”), which shall be the 15th calendar day before the dividend payment date or such other record date fixed by our board of directors or a duly authorized committee of our board of directors that is not less than 10 calendar days or more than 30 calendar days before the applicable dividend payment date.

A dividend period is the period from and including a dividend payment date to, but excluding, the next dividend payment date or any earlier redemption date, except that the initial dividend period will commence on and include the original issue date of the Series A preferred stock and will end on and exclude the first dividend payment date. Any dividend payable on shares of the Series A preferred stock for any dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. If any dividend payment date is not a business day, then the related payment of dividends will be made on the next succeeding business day, and no additional dividends will accrue on such payment.

The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York, New York. Dividends on shares of the Series A preferred stock will not be cumulative. Accordingly, if our board of directors or a duly authorized committee of our board of directors does not declare a full dividend on the Series A preferred stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A preferred stock are declared for any future dividend period.

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

For any reset period commencing on or after the First Reset Date, the five-year treasury rate will be the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding the reset dividend determination date for that reset period, appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve as of 5:00 p.m. (Eastern Time) as of any reset determination date, as determined by the calculation agent in its sole discretion; provided that if no such calculation can be determined as described above, then:

•

if the calculation agent determines that the treasury rate has not been discontinued, then the calculation agent will use for such reset period a substitute base rate that it has determined is most comparable to the treasury rate; or

•

if the calculation agent determines that the treasury rate has been discontinued, then the calculation agent will use for such reset period and each successive reset period a substitute or successor base rate that it has determined is most comparable to the treasury rate; provided that, if the calculation agent determines there is an industry-accepted successor base rate to the treasury rate, then the calculation agent shall use such successor base rate.

If the calculation agent has determined a substitute or successor base rate in accordance with second bullet point immediately above but no calculation with respect to such substitute or successor base rate can be determined as of any subsequent reset dividend determination date, then a new substitute or successor base rate shall be determined as set forth in the first or second bullet point immediately above, as applicable, as if the previously-determined substitute or successor base rate was the treasury rate. If the calculation agent has determined a substitute or successor base rate, then the calculation agent will apply any technical, administrative or operational changes that we determine (including changes to the definitions of “dividend period”, “reset period”, “reset date” and “reset dividend determination date”, timing and frequency of determining rates with respect to each reset period and making payments of dividends, rounding of amounts or tenors, and other administrative matters) for calculating such substitute or successor base rate in a manner that is consistent with market practice for such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the treasury rate; provided that, if we decide that adoption of any portion of such market practice is not administratively feasible or if we determine that no market practice for use of the substitute or successor base rate exists, the calculation agent will apply any such changes for calculating such substitute or successor base rate in such other manner as we determine is reasonably necessary.

The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable reset date. If the five-year treasury rate for any dividend period cannot be determined pursuant to the methods described in the two bullet points above, the dividend rate for such dividend period will be the same as the dividend rate determined for the immediately preceding dividend period. Dividends on the Series A preferred stock will cease to accrue on the redemption date, if any, as described below under “— Redemption,” unless we default in the payment of the redemption price of the shares of the Series A preferred stock called for redemption.

Dividends on the Series A preferred stock will cease to accrue on the redemption date, if any, as described below under “— Redemption,” unless we default in the payment of the redemption price of the shares of the Series A preferred stock called for redemption.

We are not obligated to and will not pay holders of the Series A preferred stock any interest or sum of money in lieu of interest on any divided not paid on a divided payment date. We are also not obligated to and will not pay holders of the Series A preferred stock any dividend in excess of the dividends on the Series A preferred stock that are payable as described above.

We are subject to statutory and regulatory prohibitions and other limitations on our ability to declare and pay dividends on the Series A preferred stock. Dividends on the Series A preferred stock will not be declared, paid, or set aside for payment if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations. In particular, dividends on the Series A preferred stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us.

Priority of Dividends

The Series A preferred stock will rank junior as to payment of dividends to any class or series of our preferred stock that we may issue in the future that is expressly stated to be senior to the Series A preferred stock. If at any time we do not pay, on the applicable dividend payment date, accrued dividends on any shares that rank in priority to the Series A preferred stock with respect to dividends, we may not pay any dividends on the Series A preferred stock or repurchase, redeem, or otherwise acquire for consideration any shares of Series A preferred stock until we have paid, or set aside for payment, the full amount of the unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, repurchase, redeem, or otherwise acquire for consideration, the Series A preferred stock. As of the date hereof, there are no other shares of preferred stock issued and outstanding.

So long as any share of Series A preferred stock remains outstanding, unless the full dividends for the most recently completed dividend period have been declared and paid, or set aside for payment, on all outstanding shares of Series A preferred stock:

•

no dividend or distribution shall be declared, paid, or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock or is other junior stock or (ii) a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, stock, or other property under any such plan, or the redemption or repurchase of any rights under any such plan);

•

no junior stock shall be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of shares of junior stock for or into other shares of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions, or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of employees, officers, directors, or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), or (vii) the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons, including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities; and

•

no parity stock shall be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A preferred stock and any parity stock, (ii) as a result of a reclassification of any parity stock for or into other parity stock, (iii) the exchange or conversion of any parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), or (vii) the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons, including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities.

Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, on any dividend payment date upon the shares of the Series A preferred stock and any shares of parity stock, all dividends declared upon the Series A preferred stock and all such parity stock payable on such dividend payment date shall be declared pro rata in proportion to the respective amounts of undeclared and unpaid dividends on the Series A preferred stock and all parity stock payable on such dividend payment date. To the extent a dividend period with respect to any parity stock coincides with more than one dividend period with respect to the Series A preferred stock for purposes of the immediately preceding sentence, our board of directors will treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the Series A preferred stock, or shall treat such dividend period(s) with respect to any parity stock and dividend period(s) with respect to the Series A preferred stock for purposes of the immediately preceding sentence in any other manner that it deems to be fair and equitable in order to achieve ratable payments on such dividend parity stock and the Series A preferred stock. To the extent a dividend period with respect to the Series A preferred stock coincides with more than one dividend period with respect to any parity stock, for purposes of the first sentence of this paragraph, the board of directors shall treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to such parity stock, or shall treat such dividend period(s) with respect to the Series A preferred stock and dividend period(s) with respect to any parity stock for purposes of the first sentence of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series A preferred stock and such parity stock. For the purposes of this paragraph, the term “dividend period” as used with respect to any parity stock means such dividend periods as are provided for in the terms of such parity stock.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of our capital stock over which the Series A preferred stock has preference or priority in the payment of dividends and in the distribution of assets on any liquidation, dissolution, or winding-up of us. Junior stock includes our common stock.

As used in this prospectus supplement, “parity stock” means any other class or series of our capital stock that ranks equally with the Series A preferred stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution, or winding-up of us, including the Series A preferred stock.

Subject to the foregoing, dividends (payable in cash, stock, or otherwise) may be declared and paid on our junior stock, which includes our common stock, from time to time out of any assets legally available for such payment, and the holders of Series A preferred stock or parity stock shall not be entitled to participate in any such dividend.

Redemption

The Series A preferred stock is perpetual and has no maturity date and is not subject to any mandatory redemption, sinking fund, or other similar provisions. Except for the redemption upon the occurrence of a “regulatory capital treatment event” as further described below, the shares of Series A preferred stock are not redeemable prior to the First Reset Date. The holders of the Series A preferred stock will not have any right to require the redemption or repurchase of their shares of Series A preferred stock.

We may, at our option, redeem the Series A preferred stock (i) in whole or in part, from time to time, on any dividend payment date on or after September 30, 2026, or (ii) in whole but not in part at any time within 90 days following a “regulatory capital treatment event,” in each case at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on the Series A preferred stock to, but excluding, the date fixed for redemption (the “redemption date”). Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable dividend record date will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date. Investors should not expect us to redeem the Series A preferred stock on or after the date it becomes redeemable at our option.

We are a bank holding company regulated by the Federal Reserve. We intend to treat the Series A preferred stock as “Additional Tier 1” capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us.

A “regulatory capital treatment event” means the good faith determination by us that, as a result of any:

•

amendment to, clarification of, or change in, the laws, rules, or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of any share of the Series A preferred stock;

•	proposed change in those laws, rules, or regulations that is announced after the initial issuance of any share of the Series A preferred stock; or

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, or regulations or policies with respect thereto that is announced or becomes effective after the initial issuance of any share of the Series A preferred stock;

there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of $10,000 per share of the Series A preferred stock then outstanding as additional Tier 1 capital (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for as long as any share of Series A preferred stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

Under regulations currently applicable to us, we may not exercise our option to redeem any shares of preferred stock without obtaining the prior approval of the Federal Reserve (or any successor appropriate federal banking agency). Under such regulations, unless the Federal Reserve (or any successor appropriate federal banking agency) authorizes us to do otherwise in writing, we may not redeem the Series A preferred stock unless it is replaced with other Tier 1 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve (or any successor appropriate federal banking agency) that, following redemption, we will continue to hold capital commensurate with its risk.

If shares of the Series A preferred stock are to be redeemed, the notice of redemption shall be given to the holders of record of the Series A preferred stock to be redeemed, by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on our stock register not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of Series A preferred stock are held in book-entry form through The Depository Trust Company (“DTC”) we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of shares of the Series A preferred stock to be redeemed and, if less than all of the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

•	the redemption price;

•	the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of Series A preferred stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series A preferred stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series A preferred stock, such shares of Series A preferred stock shall no longer be deemed outstanding, and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

In case of any redemption of only part of the shares of the Series A preferred stock at the time outstanding, the shares to be redeemed shall be selected pro rata, by lot, or in such other manner as we may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series A preferred stock is listed.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve, or wind up our affairs, holders of the Series A preferred stock are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities and obligations to creditors, if any, and subject to the rights of holders of any shares of capital stock then outstanding ranking senior to or on parity with the Series A preferred stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution, or winding-up of our business and affairs, including the Series A preferred stock, and before we make any distribution or payment out of our assets to the holders of our common stock or any other class or series of our capital stock ranking junior to the Series A preferred stock with respect to distributions upon our liquidation, dissolution, or winding-up, an amount per share equal to the liquidation preference of $10,000 per share plus any declared and unpaid dividends prior to the payment of the liquidating distribution (but without any amount in respect of dividends that have not been declared prior to the date of payment of the liquidating distribution). After payment of the full amount of the liquidating distribution described above, the holders of the Series A preferred stock shall not be entitled to any further participation in any distribution of our assets.

In any such distribution, if our assets are not sufficient to pay the liquidation preference in full to all holders of Series A preferred stock and all holders of any shares of our capital stock ranking as to any such liquidating distribution on parity with the Series A preferred stock, including the Series A preferred stock, the amounts paid to the holders of Series A preferred stock and to such other shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and, in the case of any holder of stock other than the Series A preferred stock and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). If the liquidation preference per share of Series A preferred stock has been paid in full to all holders of Series A preferred stock and the liquidation preference per share of any other capital stock ranking on parity with the Series A preferred stock as to liquidation rights has been paid in full, the holders of our common stock or any other capital stock ranking, as to liquidation rights, junior to the Series A preferred stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

Neither the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business, nor the consolidation or merger by us with or into any other entity or by another entity with or into us, whether for cash, securities, or other property, individually or as part of a series of transactions, will constitute a liquidation, dissolution, or winding-up of our affairs.

Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series A preferred stock, to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation, dissolution, reorganization or winding-up or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Holders of the Series A preferred stock are subordinate to all of our indebtedness and to other non-equity claims on us and our assets, including in the event that we enter into a receivership, insolvency, liquidation or similar proceeding. The Series A preferred stock may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Voting Rights

Except as provided below and as determined by our board of directors or a duly authorized committee of our board of directors or as otherwise expressly required by law, the holders of the Series A preferred stock will have no voting rights.

Whenever dividends on any shares of the Series A preferred stock, or any parity stock upon which similar voting rights have been conferred (“voting preferred stock”), shall have not been declared and paid in an aggregate amount equal to the amount of dividends payable on the Series A preferred stock as contemplated herein for the equivalent of six or more quarterly dividend periods, whether or not consecutive (which we refer to as a “nonpayment”), the holders of the Series A preferred stock, voting together as a class with holders of any voting preferred stock then outstanding, will be entitled to vote (based on respective liquidation preferences) for the election of a total of two additional members of our board of directors (which we refer to as the “preferred directors”); provided that our board of directors shall at no time include more than two preferred directors; provided, further, that the election of any such preferred directors may not cause us to violate any corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed). In that event, the number of directors on our board of directors shall automatically increase by two and, at the request of any holder of Series A preferred stock, a special meeting of the holders of Series A preferred stock and such voting preferred stock, including the Series A preferred stock, for which dividends have not been paid shall be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) on the Series A preferred stock and such voting preferred stock for four dividend periods following the nonpayment.

If and when full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) for at least four dividend periods following a nonpayment on the Series A preferred stock and such voting preferred stock, the holders of the Series A preferred stock and such voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment) and the term of office of each preferred director so elected shall terminate and the number of directors on our board of directors shall automatically decrease by two.

Any preferred director may be removed at any time without cause by the holders of a majority of the outstanding shares of the Series A preferred stock and such voting preferred stock, voting together as a class, when they have the voting rights described above. So long as a nonpayment shall continue, any vacancy in the office of a preferred director (other than prior to the initial election of the preferred directors) may be filled by the written consent of the preferred director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding shares of Series A preferred stock and such voting preferred stock, voting together as a class, to serve until the next annual meeting of shareholders; provided that the filling of any such vacancy may not cause us to violate any corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed). The preferred directors shall each be entitled to one vote per director on any matter on which our directors are entitled to vote.

Under regulations adopted by the Federal Reserve, if the holders of one or more series of preferred stock are or become entitled to vote for the election of directors, such series entitled to vote for the same director(s) will be deemed a class of voting securities and a company holding 25% or more of the series, or 10% or more if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In addition, if the series is/are deemed to be a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series. While we do not believe the shares of Series A preferred stock are considered “voting securities” currently, holders of such stock should consult their own counsel with regard to regulatory implications. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity.

So long as any shares of Series A preferred stock remain outstanding, in addition to any other vote or consent of shareholders required by law or our amended and restated certificate of incorporation, the affirmative vote or consent of the holders of at least two-thirds of all of the then-outstanding shares of Series A preferred stock entitled to vote thereon, voting separately as a single class, shall be required to:

•

amend or alter our amended and restated certificate of incorporation to authorize or create or increase the authorized amount of any class or series of our capital stock ranking senior to the Series A preferred stock with respect to payment of dividends or as to distributions upon our liquidation, dissolution, or winding-up, or issue any obligation or security convertible into or exchangeable for, or evidencing the right to purchase, any such class or series of our capital stock;

•

amend, alter, or repeal the provisions of our amended and restated certificate of incorporation, including the certificate of designation, and amended and restated bylaws so as to materially and adversely affect the special powers, preferences, privileges, or rights of the Series A preferred stock, taken as a whole; provided, however, that any amendment to authorize, create or issue, or increase the authorized amount of, any junior stock or parity stock, or any securities convertible into junior stock or parity stock will not be deemed to materially and adversely affect the powers, privileges, or rights of the Series A preferred stock; or

•

consummate a binding share exchange or reclassification involving the Series A preferred stock, or complete the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business or consolidate with or merge into any other corporation, unless, in each case, the shares of the Series A preferred stock (i) remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling such surviving entity and such new preference securities have powers, preferences, privileges, and rights that are not materially less favorable to the holders thereof than the powers, preferences, privileges, and rights of the Series A preferred stock, taken as a whole.

When determining the application of the voting rights described in this section, the authorization, creation, and issuance, or an increase in the authorized or issued amount, of junior stock or any class or series of capital stock that by its terms expressly provides that it ranks on parity with the Series A preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon our liquidation, dissolution, or winding-up, or any securities convertible into or exchangeable or exercisable for junior stock or any class or series of capital stock, shall not be deemed to materially and adversely affect the special powers, preferences, privileges, or rights, and shall not require the affirmative vote or consent of, the holders of any outstanding shares of Series A preferred stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series A preferred stock to effect such redemption.

Voting Rights under Delaware Law

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to our amended and restated certificate of incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in our amended and restated certificate of incorporation.

Depositary, Transfer Agent, and Registrar

Computershare Trust Company, N.A. is the depositary, transfer agent, and registrar for the Series A preferred stock and the depositary for the depositary shares. We may, in our sole discretion, remove the depositary, transfer agent, and registrar in accordance with the agreement between us and the depositary, transfer agent, or registrar, respectively; provided that we will appoint a successor who will accept such appointment prior to the effectiveness of its removal.

Calculation Agent

Unless we have validly called all shares of the Series A preferred stock for redemption on the First Reset Date, we will appoint a calculation agent for the Series A preferred stock prior to the commencement of a reset period. We may appoint ourselves or an affiliate of ours as the calculation agent. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes the material terms of the depositary shares and supplements the description of the general terms and provisions of the depositary shares set forth under “DESCRIPTION OF DEPOSITARY SHARES” beginning on page 29 of the accompanying prospectus. This summary does not purport to be complete and is qualified in its entirely by reference to the relevant sections of the deposit agreement and form of depositary receipt, which will be included as exhibits to documents that we file with the SEC. If any information regarding the depositary shares contained in the deposit agreement or form of depositary receipt is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in the deposit agreement and form of depositary receipt, as applicable, will apply and supersede the information in this prospectus supplement and the accompanying prospectus.

For purposes of this section, references to “we,” “us,” and “our” include only Western Alliance Bancorporation and not any of its subsidiaries.

General

We are offering depositary shares representing proportional fractional interests in shares of the Series A preferred stock. Each depositary share represents a 1/400th interest in a share of the Series A preferred stock and will be evidenced by depositary receipts, as described under “BOOK-ENTRY PROCEDURES AND SETTLEMENT” in this prospectus supplement. We will deposit the underlying shares of Series A preferred stock with a depositary pursuant to a deposit agreement among us, Computershare Trust Company, N.A., acting as depositary, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all of the powers, preferences, and special rights of the Series A preferred stock, as applicable, in proportion to the applicable fraction of a share of Series A preferred stock those depositary shares represent.

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that we or the depositary maintains for this purpose. DTC (or its designated nominee) is the only registered holder of the depositary receipts representing the depositary shares. References to “holders” of depositary shares do not include indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the section entitled “BOOK-ENTRY PROCEDURES AND SETTLEMENT.”

Immediately following the issuance of the Series A preferred stock, we will deposit the Series A preferred stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of the deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the section entitled “WHERE YOU CAN FIND MORE INFORMATION.”

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/400th of the dividend declared and payable on each share of Series A preferred stock.

The depositary will distribute all dividends and other cash distributions received on the Series A preferred stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. If we make a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.

If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depositary will round that amount up to the next highest whole cent and will request that we pay the resulting additional amount to the depositary for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depositary will disregard that fractional amount and it will be added to and be treated as part of the next succeeding distribution.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series A preferred stock.

The amount paid as dividends or otherwise distributable by the depositary with respect to the depositary shares or the underlying Series A preferred stock will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Series A preferred stock, until such taxes or other governmental charges are paid.

Liquidation Preference

In the event of our liquidation, dissolution, or winding-up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying Series A preferred stock represented by the depositary shares.

Neither the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business, nor the consolidation or merger by us with or into any other entity or by another entity with or into us, whether for cash, securities, or other property, individually or as part of a series of transactions, will constitute a liquidation, dissolution, or winding-up of our affairs.

Redemption of Depositary Shares

If we redeem the Series A preferred stock, in whole or in part, as described above under “DESCRIPTION OF PREFERRED STOCK— Redemption,” depositary shares also will be redeemed with the proceeds received by the depositary from the redemption of the Series A preferred stock held by the depositary. The redemption price per depositary share will be 1/400th of the redemption price per share payable with respect to the Series A preferred stock (or $25 per depositary share), plus 1/400th of the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on the Series A preferred stock to, but excluding, the redemption date.

If we redeem shares of the Series A preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Series A preferred stock so redeemed. If we redeem less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected either pro rata or by lot or in such other manner as we may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series A preferred stock is listed.

The depositary will provide notice of redemption to record holders of the depositary receipts not less than 30 days and not more than 60 days prior to the date fixed for redemption of the Series A preferred stock and the related depositary shares.

Voting

Because each depositary share represents a 1/400th ownership interest in a share of Series A preferred stock, holders of depositary receipts will be entitled to vote 1/400th of a vote per depositary share under those limited circumstances in which holders of the Series A preferred stock are entitled to vote, as described above in “DESCRIPTION OF PREFERRED STOCK— Voting Rights.”

When the depositary receives notice of any meeting at which the holders of the Series A preferred stock are entitled to vote, the depositary will, if requested in writing and provided with all necessary information, provide the information contained in the notice to the record holders of the depositary shares relating to the Series A preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series A preferred stock, may instruct the depositary to vote the amount of the Series A preferred stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote or cause to be voted the amount of the Series A preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series A preferred stock, it will abstain from voting with respect to such shares (but may, at its discretion, appear at the meeting with respect to such shares unless directed to the contrary).

Depositary, Transfer Agent, and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for the Series A preferred stock and the depositary for the depositary shares. We may remove the depositary, transfer agent, and registrar in accordance with the agreement between us and the depositary, transfer agent, or registrar, respectively; provided that we will appoint a successor who will accept such appointment prior to the effectiveness of its removal.

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary receipts will not be effective unless the amendment has been approved by the record holders representing in the aggregate at least a majority of the depositary shares then outstanding.

Form of Series A Preferred Stock and Depositary Shares

The depositary shares will be issued in book-entry form through DTC, as described in “BOOK-ENTRY PROCEDURES AND SETTLEMENT” on page S-31 in this prospectus supplement. The Series A preferred stock will be issued in registered form to the depositary.

Listing of Depositary Shares

We will apply to list the depositary shares on the NYSE under the symbol “WAL PrA.” If the application is approved, trading of the depositary shares on the NYSE is expected to commence within the 30-day period following the original issue date of the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The Series A preferred stock will not be listed, and we do not expect that there will be any trading market for the Series A preferred stock except as represented by the depositary shares.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for DTC, or such other name as may be requested by an authorized representative of DTC. The global depositary receipts will be deposited with the depositary.

Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. DTC or its nominee will thus be the only registered holder of the depositary receipts representing the depositary shares and will be considered the sole owner of the depositary receipts for purposes of the deposit agreement.

Global depositary receipts may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global depositary receipts may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), each as indirect participants in DTC. Transfers of beneficial interests in the global depositary receipts will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the “Exchange Act”). DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

DTC has also advised us that, upon the issuance of the depositary receipts evidencing the depositary shares, it will credit, on its book-entry registration and transfer system, the depositary shares evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global depositary receipts will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global depositary receipts will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global depositary receipts).

Investors in the global depositary receipts that are participants may hold their interests therein directly through DTC. Investors in the global depositary receipts that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global depositary receipts on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global depositary receipt, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in depositary receipts to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global depositary receipt to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a depositary receipt, or any nominee, is the registered holder of such depositary receipt, DTC or such successor depositary or nominee will be considered the sole owner or holder of the depositary shares represented by such depositary receipts for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except as set forth below, owners of beneficial interests in a depositary receipt will not be entitled to have depositary shares represented by such depositary receipt registered in their names, will not receive or be entitled to receive physical delivery of depositary shares or depositary receipts in definitive form, and will not be considered the owners or holders thereof for any purpose under the deposit agreement. Accordingly, each person owning a beneficial interest in a depositary receipt must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the deposit agreement. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the depositary receipts desires to give any consent or take any action under the deposit agreement, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Payment of dividends, if any, distributions upon liquidation, or other distributions with respect to the depositary shares that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global depositary receipts representing the depositary shares. Under the terms of the deposit agreement, the depositary will treat the persons in whose names the depositary shares, including the depositary receipts, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any depositary, nor any agent of us or any such depositary will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the depositary receipts, for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation, or other distributions with respect to the depositary receipts, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global depositary receipts held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any depositary, nor any agent of us or of any such depositary. Neither we nor any such depositary or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the depositary shares, and we and any such depositary or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global depositary receipts in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of depositary shares only at the direction of one or more participants to whose account DTC has credited the interests in the global depositary receipts and only in respect of such portion of the aggregate amount of the depositary shares as to which such participant or participants has or have given such direction.

Owners of beneficial interests in a global depositary receipt will not be entitled to receive physical delivery of the related depositary shares or any depositary receipts in certificated form and will not be considered the holders of the depositary shares or depositary receipts for any purposes under the instruments governing the rights and obligations of holders of depositary shares, and no depositary receipt will be exchangeable, except for another depositary receipt of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under deposit agreement.

Although DTC, Euroclear, and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear, and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any depositary, nor any agent of us or of any such depositary will have any responsibility for the performance by DTC, Euroclear, or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear, and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty, or contract modification of any kind. The operations and procedures of DTC, Euroclear, and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the Series A preferred stock, including fractional interests therein in the form of depositary shares offered hereby. Unless otherwise noted, this summary addresses only holders that acquire Series A preferred stock in this offering at the initial offering price and hold such Series A preferred stock as a capital asset.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s particular circumstances or certain types of holders subject to special treatment under U.S. federal income tax law (e.g., financial institutions, partnerships or other pass-through entities, expatriates or former long-term residents of the United States, persons subject to the alternative minimum tax, individual retirement accounts or other tax-deferred accounts, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, life insurance companies, controlled foreign corporations and passive foreign investment companies and their shareholders, real estate investment trusts, regulated investment companies, accrual method taxpayers that are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements, persons holding Series A preferred stock as a position in a “straddle,” or as part of a synthetic security or “hedge,” “conversion transaction,” “constructive sale,” or other integrated investment, persons whose functional currency is not the U.S. dollar, and tax-exempt organizations). Furthermore, this summary does not address considerations relating to the alternative minimum tax, the Medicare tax on certain net investment income, any U.S. federal estate or gift tax consequences or tax consequences arising under the tax laws of any state, locality, or non-U.S. jurisdiction.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations, and published rulings and court decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect, which could alter the U.S. federal income tax considerations described below. There can be no assurance that the Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, positions contrary to those described in this summary.

A holder of depositary shares will be treated for U.S. federal income tax purposes as a beneficial owner of its pro rata interest in the Series A preferred stock. Accordingly, each holder of a depositary share will be treated as receiving a proportionate share of all cash or other property received by the depositary in respect of the Series A preferred stock, and the remainder of this discussion will address the U.S. federal income tax consequences generally applicable to the ownership and disposition of the depositary shares as if holders of the depositary shares held shares of Series A preferred stock directly.

As used herein, “U.S. holder” means a beneficial owner of Series A preferred stock that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation or other entity subject to tax as a corporation created or organized in, or under the laws of, the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) it is subject to the primary supervision of a court within the United States and one or more U.S. persons (as defined in the Code) are authorized to control all of the trust’s substantial decisions or (b) it has in effect a valid election under applicable Treasury regulations to be treated as a United States person, and “non-U.S. holder” means any beneficial owner of a Series A preferred stock (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If a partnership holds Series A preferred stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding the Series A preferred stock should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Series A preferred stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE SERIES A PREFERRED STOCK.

U.S. Holders

Distributions

Distributions with respect to the Series A preferred stock will be taxable as dividend income when paid to the extent of the Company’s current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Series A preferred stock exceeds the Company’s current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in the Series A preferred stock, and thereafter as capital gain which will be long-term capital gain if the U.S. holder’s holding period for such stock exceeds one year at the time of the distribution.

Distributions constituting dividend income received by individuals and certain other non-corporate U.S. holders in respect of the Series A preferred stock will generally be subject to taxation at the preferential rates applicable to long-term capital gains, provided applicable holding period requirements are met and certain other conditions are satisfied. Certain non-corporate U.S. holders who receive an “extraordinary dividend” (as defined below) will generally be required to treat any losses on the sale of the Series A preferred stock as long-term capital losses to the extent taxable dividend income received by them with respect to such Series A preferred stock qualifies for the preferential rates applicable to long-term capital gains.

Distributions on the Series A preferred stock constituting dividend income paid to U.S. holders that are U.S. corporations will generally qualify for the 50% dividends received deduction, subject to various limitations as set forth immediately below.

A corporate U.S. holder may not be entitled to take the 50% dividends-received deduction in all circumstances. In addition to other applicable rules, prospective corporate investors should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include the Series A preferred stock;

•

Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally, for preferred stock, at least 91 days during the 181 day period beginning on the date which is 90 days before the date on which the Series A preferred stock becomes ex-dividend with respect to such dividend); and

•

Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and the reduced maximum tax rate for qualified dividend income.

A corporate U.S. holder will be required to reduce its tax basis (but not below zero) in the Series A preferred stock by the nontaxed portion of any “extraordinary dividend” if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend generally would be a dividend with respect to the Series A preferred stock that:

•	equals or exceeds 5% of the corporate U.S. holder’s adjusted tax basis in the Series A preferred stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

•	exceeds 20% of the corporate U.S. holder’s adjusted tax basis in the Series A preferred stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all shareholders or in partial liquidation of the corporation, regardless of the shareholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

Sale or Redemption

A U.S. holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution, as discussed below) or other taxable disposition of the Series A preferred stock equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in the shares so disposed. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.

A redemption of the Series A preferred stock will be treated as a sale or exchange described in the preceding paragraph if the redemption (i) is a “complete termination” of the U.S. holder’s Series A preferred stock interest and any other equity interest in the Company (within the meaning of section 302(b)(3) of the Code), (ii) is a “substantially disproportionate” redemption of stock with respect to the U.S. holder (within the meaning of section 302(b)(2) of the Code) or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder (within the meaning of section 302(b)(1) of the Code). In determining whether any of these tests has been satisfied, a U.S. holder must take into account not only the Series A preferred stock and other equity interests in the Company that the U.S. holder actually owns but also other equity interests in the Company that the U.S. holder constructively owns within the meaning of section 318 of the Code. A U.S. holder that owns (actually or constructively) only an insubstantial percentage of the total equity interests in the Company and that exercises no control over the Company’s corporate affairs may be entitled to sale or exchange treatment on a redemption of Series A preferred stock if such holder experiences a reduction in its equity interest in the Company (taking into account any constructively owned equity interests in the Company) as a result of the redemption. If none of the alternative tests of section 302(b) of the Code are met, the redemption will be treated as a distribution subject to the rules described above under “U.S. Holders— Distributions.” Because the determination as to whether any of the alternative tests of section 302(b) of the Code is satisfied with respect to any particular holder of the Series A preferred stock will depend upon the facts and circumstances as of the time the determination is made, holders should consult their tax advisors regarding the tax treatment to them of a redemption.

Backup Withholding and Information Reporting

When required, we or our paying agent will report to the holders of the Series A preferred stock and to the IRS amounts paid on or with respect to the Series A preferred stock during each calendar year and the amount of tax, if any, withheld from such payments. A U.S. holder will be subject to backup withholding on any dividends paid on the Series A preferred stock and proceeds from the sale of the Series A preferred stock at the applicable rate if the U.S. holder (a) fails to provide us or our paying agent with a correct taxpayer identification number or certification of exempt status, (b) has been notified by the IRS that it is subject to backup withholding as a result of the failure to properly report payments of interest or dividends, or (c) in certain circumstances, has failed to certify under penalty of perjury that it is not subject to backup withholding. A U.S. holder may be eligible for an exemption from backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is properly furnished to the IRS by the U.S. holder on a timely basis.

Non-U.S. Holders

Distributions

Subject to the discussion of backup withholding and FATCA below, distributions treated as dividends as described above under “U.S. Holders —Distributions” (and any redemption that is taxed as a dividend under the rules described above under “U.S. Holders — Sale or Redemption”) that are paid to a non-U.S. holder with respect to the Series A preferred stock will be subject to U.S. withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. Distributions that are effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required under an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States) are generally subject to U.S. federal income tax on a net income basis, and are exempt from the 30% withholding tax if certain certification requirements are satisfied, at the rates that apply to U.S. persons. Any such effectively connected distributions received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% or such lower rate as may be specified under an applicable income tax treaty.

A non-U.S. holder can generally meet applicable certification requirements by providing a properly executed IRS Form W-8BEN or W-8BEN-E or other applicable form (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (if the dividends are effectively connected with a trade or business in the United States) or suitable substitute form. For purposes of obtaining a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder will generally be required to provide a U.S. taxpayer identification number as well as certain information concerning the holder’s country of residence and entitlement to tax treaty benefits.

Distributions not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a non-U.S. holder’s tax basis in the Series A preferred stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a non-U.S. holder’s tax basis in its Series A preferred stock will be treated as gain from the sale of Series A preferred stock as described under “— Sale or Redemption” below.

Sale or Redemption

Subject to the discussion of backup withholding and FATCA below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, or other disposition (other than a redemption that is treated as a distribution as discussed below) of the Series A preferred stock unless (i) the non-U.S. holder is a non-resident alien individual that is present in the United States for 183 or more days in the taxable year of the sale or disposition and certain other requirements are satisfied, (ii) the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required under an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States), or (iii) the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the sale, exchange or other disposition and the period that the non-U.S. holder held the Series A preferred stock. Although there can be no assurances, we believe we are not a United States real property holding corporation, and we do not expect to become a United States real property holding corporation.

Any such gain recognized by an individual non-U.S. holder described in clause (i) of the immediately preceding paragraph may be offset by certain U.S. source capital losses and will generally be subject to tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) even though the individual is not considered a resident of the United States. Gain described in clauses (ii) and (iii) of the immediately preceding paragraph will be subject to tax on a net income basis at regular U.S. federal income tax rates in the same manner as if the non-U.S. holder were a United States person. A non-U.S. holder that is a corporation may also be subject to a branch profits tax equal of 30% (unless reduced by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A payment made to a non-U.S. holder in redemption of the Series A preferred stock may be treated as a dividend, rather than as a payment in exchange for such stock, in the circumstances discussed above under “U.S. Holders— Sale or Redemption,” in which case such payment would be subject to tax as discussed above under “Non-U.S. Holders— Distributions.”

Backup Withholding and Information Reporting

Generally, we must report to the IRS and to non-U.S. holders the amount of dividends treated as paid to the holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividend payments and any withholding may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of dividends that we make in respect of Series A preferred stock held by the holder if the non-U.S. holder certifies under penalty of perjury that it is a non-U.S. holder or otherwise establishes an exemption. A non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale or other disposition of Series A preferred stock within the United States or conducted through certain U.S.-related payors, unless the payor of the proceeds receives the statement described above or the holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis.

Foreign Account Tax Compliance Act (“FATCA”)

Under FATCA, a 30% withholding tax may apply to payments of dividends on stock made to foreign financial institutions (including amounts paid to a foreign financial institution on behalf of a holder) and certain other non-financial foreign entities. Additionally, a 30% withholding tax may apply to payments of gross proceeds from the disposition of stock made to such institutions and entities; however, recently proposed Treasury regulations eliminate this 30% withholding tax on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued. There can be no assurance that final Treasury regulations would provide an exemption from FATCA for gross proceeds.

Withholding under FATCA generally will not apply where such payments are made to (i) a “foreign financial institution” (as defined in the Code and U.S. Treasury regulations) that undertakes, under either an agreement with the United States Treasury or pursuant to an intergovernmental agreement between the jurisdiction in which it is a resident and the United States Treasury, to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders; (ii) a “non-financial foreign entity” (as defined in the Code and U.S. Treasury regulations) that either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner to the United States Treasury; or (iii) a foreign financial institution or non-financial foreign entity that is exempt from these rules.

Investors should consult their tax advisors regarding this legislation and the regulations thereunder.

THE DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. PROSPECTIVE PURCHASERS OF THE DEPOSITARY SHARES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SERIES A PREFERRED STOCK, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

CERTAIN ERISA AND RELATED CONSIDERATIONS

The following is a summary of certain considerations associated with an investment in the depositary shares by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts, and other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) plans subject to any federal, state, local, non-U.S., or other laws or regulations that are similar to ERISA or Section 4975 of the Code, which we collectively refer to as “Similar Laws,” and (iv) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans, accounts, or arrangements (each of which we call a “Plan”). The following discussion is general in nature and is not intended to be all inclusive.

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (together, “Covered Plans”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan. It is not intended that we or any underwriter, or any of our or their affiliates will act as a fiduciary with respect to a Covered Plan’s investment in depositary shares.

Each fiduciary of a Plan should consider, among other things, the fiduciary standards of ERISA, the Code, or any other applicable Similar Laws in the context of a Plan’s particular circumstances before authorizing an investment in the depositary shares. Accordingly, among other factors, the fiduciary should determine (with its counsel and other advisors to the extent it deems appropriate) whether the investment would satisfy the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code, and any other applicable Similar Laws and would be consistent with the documents and instruments governing the Plan, including the Plan’s investment policy statement.

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the ERISA Plans, unless an exemption is available. Parties in interest and disqualified persons generally include the employer that sponsors the Plan, its employees, officers and directors, service providers to the Plan, Plan fiduciaries, and certain persons and entities affiliated with the foregoing. A non-exempt violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and/or Section 4975 of the Code for a party in interest or a disqualified person. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Unless the depositary shares (including any interest in depositary shares) are acquired and are held in accordance with an applicable statutory, class, or individual prohibited transaction exemption, a direct or indirect prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise in connection with an investment in the depositary shares by a Covered Plan. For example, if any underwriter is or we are a party in interest or a disqualified person with respect to an investing ERISA Plan, the purchase of any depositary shares by a Covered Plan could result in a sale or exchange between the Plan and a party in interest or a disqualified person that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code, unless exemptive relief is available under an applicable exemption (see below).

Fiduciaries of Plans considering acquiring the depositary shares should ensure that we are not a service provider, a party in interest or disqualified person with respect to the Plan. Otherwise, if the fiduciary is relying on a statutory or regulatory exemption, the fiduciary should carefully review the exemption to ensure it is applicable. The Plan and fiduciaries of the Plan proposing to invest in the depositary shares should consult with their counsel to determine whether an investment in the depositary shares would result in a transaction that is prohibited by ERISA, Section 4975 of the Code or Similar Laws.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that potentially might provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the depositary shares. Those class exemptions include:

•	PTCE 96-23—for certain transactions managed by in-house asset managers;

•	PTCE 95-60—for certain transactions involving insurance company general accounts;

•	PTCE 91-38—for certain transactions involving bank collective investment funds;

•	PTCE 90-1—for certain transactions involving insurance company pooled separate accounts; and

•	PTCE 84-14—for certain transactions determined or effected by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for transactions between a Covered Plan and a party in interest or disqualified person, provided that the party in interest is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the Plan assets involved in the transaction or renders investment advice with respect to those assets and is a party in interest or disqualified person solely by reason of being a service provider to the Plan or having a relationship to a service provider to the Plan, and provided, further, that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). Each of these exemptions contains conditions and limitations on its application. No assurance can be made that all of the conditions of any such exemptions, or any other exemption, will be satisfied, or that an exemption will be available for all possible prohibited transactions that may arise in connection with a Plan’s investment in depositary shares. Therefore, each person that is considering acquiring or holding the depositary shares should carefully review and consult with its legal advisors to confirm whether an exemption is necessary and applicable to the investment in the depositary shares.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws. Accordingly, fiduciaries of such non-ERISA Plans, in consultation with their advisors, should consider the impact of such Similar Laws on an investment in the depositary shares and the applicable considerations discussed above.

Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding, or disposition of the depositary shares by a Plan, the depositary shares may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding, and disposition of the depositary shares will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the depositary shares or any interest in the depositary shares will be deemed to have represented by its purchase and holding of the depositary shares that either:

•	it is not a Plan and is not purchasing the depositary shares or interest in the depositary shares on behalf of or with the assets of any Plan; or

•

its purchase, holding, and disposition of the depositary shares or interest in the depositary shares will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code, or a violation of the provisions of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the depositary shares on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code, and any applicable Similar Laws of the acquisition, ownership, and disposition of the depositary shares, whether any exemption would be applicable to any prohibited transactions that might arise under any of the PTCEs listed above, the service provider exemption, or any other applicable exemption, and whether all conditions of such exemption have been satisfied such that the acquisition and holding of the depositary shares by the Plan are entitled to full exemptive relief thereunder.

Nothing herein shall be construed as, and the sale of the depositary shares (including any interests therein) to a Plan is in no respect, a representation by us or the underwriters that any investment in the depositary shares would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan. Neither we, nor any underwriter, nor any of our or their respective affiliates is making or will make an investment recommendation or providing investment advice in connection with the decision to invest in the depositary shares, and none of us is acting or will act as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of any depositary shares or any interest in depositary shares. Any purchaser or holder of depositary shares or any interest in the depositary shares that is a Plan will be deemed to have represented that the Plan fiduciary making the decision to acquire such depositary shares is exercising its own independent judgment in evaluating the investment in the depositary shares, and that neither we, nor any underwriter, nor any of our or their respective affiliates has acted as a fiduciary to the Plan with respect to such decision. The foregoing discussion is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

The foregoing summary regarding certain aspects of ERISA, and the Code is based on ERISA, the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus supplement, it is particularly important that fiduciaries, or other persons considering purchasing the depositary shares (and holding the depositary shares) on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the depositary shares.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS OWN LEGAL ADVISOR CONCERNING THE CONSIDERATIONS DISCUSSED ABOVE AND THE POTENTIAL CONSEQUENCES UNDER ERISA, THE CODE AND ANY APPLICABLE SIMILAR LAW BEFORE MAKING AN INVESTMENT IN THE DEPOSITARY SHARES.

UNDERWRITING

We have entered into an underwriting agreement dated as of the date of this prospectus supplement with the underwriters named below for which Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Piper Sandler & Co. are acting as representatives of the underwriters. In the underwriting agreement, we agreed to sell to each of the underwriters, and each of the underwriters agreed to purchase from us, the number of depositary shares, each representing a 1/400th interest in a share of the Series A preferred stock, shown opposite its name below, at the public offering price, less the underwriting discount, both on the cover page of this prospectus supplement.

Underwriter	Number of Depositary Shares
Morgan Stanley & Co. LLC
BofA Securities, Inc.
J.P. Morgan Securities LLC
Piper Sandler & Co.
D.A. Davidson & Co.
Janney Montgomery Scott LLC
Jefferies LLC

Total

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase depositary shares, are several and not joint. Those obligations also are subject to the satisfaction of conditions described in the underwriting agreement. The underwriters have agreed to purchase all of the depositary shares if any of them are purchased, however, the underwriters are not required to take or pay for the depositary shares covered by the underwriters’ option to purchase additional depositary shares that is described below. In the event of a default by any underwriter, the underwriting agreement provides that, in certain circumstances, non-defaulting underwriters may increase their purchase commitments, or the underwriting agreement may be terminated. Under the terms of the underwriting agreement, we have agreed to indemnify the underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute in respect of those liabilities.

Option to Purchase Additional Depositary Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to                  additional depositary shares at the same price per share as they are paying for the depositary shares shown in the table below. To the extent the option is exercised, each underwriter, subject to certain conditions, will become obligated to purchase a number of additional depositary shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. If purchased, these additional depositary shares will be sold by the underwriters on the same terms as those on which the depositary shares offered by this prospectus supplement are being sold.

Underwriting Discount and Commission

The underwriters initially propose to offer the depositary shares directly to the public at the public offering price that appears on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession not in excess of $                 per depositary share sold to institutional investors and $                 per depositary share sold to retail investors. Any underwriter may allow, and such dealers may reallow, a selling concession not in excess of $                 per depositary share, to certain other brokers or dealers. After the initial offering of the depositary shares to the public, the underwriters may vary the offering price and other selling terms of the depositary shares from time to time. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sale of depositary shares made outside of the United States may be made by affiliates of the underwriters.

The following table shows the per depositary share and total underwriting discount and commission to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	No Exercise(1)	Full Exercise(2)
Per depositary share	$	$
Total	$	$

(1) Reflects          depositary shares sold to retail investors, for which the underwriters will receive an underwriting discount of $                per depositary share, and                  depositary shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $                 per depositary share.

(2) Reflects full exercise of the underwriters’ option to purchase additional depositary shares, for which the underwriters will receive an underwriting discount of $                 per depositary share.

We estimate that our total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $                .

The underwriters may agree to allocate a number of depositary shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Insider Participation

Certain of our executive officers and directors have indicated an interest in purchasing up to an aggregate of 240,000 depositary shares in this offering at the public offering price for investment purposes. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, fewer or no depositary shares in this offering to our officers and directors and our officers and directors may determine to purchase more, fewer or no depositary shares in this offering.

Settlement

We expect that delivery of the depositary shares will be made to investors on or about                     , 2021, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares prior to the second business day before the delivery of the depositary shares hereunder will be required, by virtue of the fact that the depositary shares initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the depositary shares who wish to trade the depositary shares prior to the second business day before their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

Subject to certain exceptions, we have agreed for a period from the date of this prospectus supplement through and including the date 30 days after the date hereof that we will not, without the prior written consent of Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Piper Sandler & Co. (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of our securities that are substantially similar to the depositary shares or the Series A preferred stock, or submit to, or file with, the SEC any registration statement under the Securities Act with respect to any of the foregoing; or (ii) enter into any swap or any other agreement that transfers, in whole or in part, the economic consequence of ownership of the depositary shares, the Series A preferred stock or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any depositary shares, Series A preferred stock, or such other securities, in cash or otherwise.

Price Stabilization and Short Positions

Until this offering is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the depositary shares. As an exception to these rules, the underwriters may engage in certain transactions that stabilize the price of the depositary shares. These transactions may include short sales, stabilizing transactions, purchases to cover positions created by short sales and passive market making. A short sale is covered if the short position is no greater than the number of depositary shares available for purchase by the underwriters under the option to purchase additional depositary shares. The underwriters can close out a covered short sale by exercising the option to purchase additional depositary shares or purchasing depositary shares in the open market. In determining the source of depositary shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of depositary shares compared to the price available under the option to purchase additional depositary shares. The underwriters may also sell depositary shares in excess of the option to purchase additional depositary shares, creating a naked short position. The underwriters must close out any naked short position by purchasing depositary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, depositary shares in the open market to stabilize the price of the depositary shares. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the depositary shares in the offering, if the syndicate repurchases previously distributed depositary shares to cover syndicate short positions or to stabilize the price of the depositary shares. These activities may raise or maintain the market price of the depositary shares above independent market levels or prevent or retard a decline in the market price of the depositary shares.

In connection with this transaction, the underwriters may engage in passive market making transactions in the depositary shares on the NYSE, prior to the pricing and completion of this offering. Passive market making is permitted by SEC Regulation M and consists of displaying bids on the NYSE no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the depositary shares during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the depositary shares to be higher than the price that otherwise would exist in the open market in the absence of such transactions.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriter a portion of the underwriting discount received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities. If these activities are commenced, they may be discontinued by the underwriters without notice at any time. These transactions may be effected on the NYSE or otherwise.

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the underwriters of the offering, or by their affiliates or selling group members, if any, participating in the offering. Other than the prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Listing

We will apply to list the depositary shares on the NYSE under the symbol “WAL PrA.” If the application is approved, trading of the depositary shares on the NYSE is expected to commence within the 30-day period following the original issue date of the depositary shares, and we will use our reasonable best efforts to maintain such listing so long as any of the depositary shares remain outstanding. The underwriters have advised us that they presently intend to make a market in the depositary shares. However, the underwriters are not obligated to do so and may discontinue making a market in the depositary shares at any time without notice. The Series A preferred stock will not be listed, and we do not expect that there will be any trading market for the Series A preferred stock, except as represented by depositary shares.

Conflicts of Interest

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such short positions could adversely affect future trading prices of the shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering. Upon receipt of this prospectus supplement or the accompanying prospectus, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only.

European Economic Area

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of depositary shares in any Member State of the European Economic Area

(the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of depositary shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to EEA Qualified Investors. Neither Western Alliance Bancorporation nor the underwriters have authorized, nor do they authorize, the making of any offer of depositary shares other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of depositary shares in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of depositary shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to UK Qualified Investors. Neither Western Alliance Bancorporation nor the underwriters have authorized, nor do they authorize, the making of any offer of depositary shares other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the depositary shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the depositary shares offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the depositary shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Western Alliance Bancorporation.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the depositary shares in, from or otherwise involving the United Kingdom.

Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 as amended, the “FIEA”). Accordingly, each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, any depositary shares, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

Each underwriter has represented and agreed that (a) it has not offered or sold and will not offer or sell in Hong Kong any depositary shares by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O and (b) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the depositary shares, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

This prospectus supplement has not been and will not be registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of depositary shares in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, each underwriter has represented, warranted and agreed that (a) it has not circulated or distributed and will not circulate or distribute this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares, (b) it has not offered or sold and will not offer or sell any depositary shares, whether directly or indirectly, and (c) has not made and will not make any depositary shares to be the subject of an invitation for subscription or purchase, whether directly or indirectly, in each of the cases of (a) to (c), to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the depositary shares are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, the securities or securities–based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the depositary shares pursuant to an offer made under Section 275 of the SFA except:

(1) to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all persons (including all relevant persons (as defined in Section 309A(1) of the SFA)) that the depositary shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore (the “MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The depositary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issue prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Swiss Exchange Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the depositary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

The validity of the securities offered hereby and certain other legal matters will be passed upon for us by Troutman Pepper Hamilton Sanders LLP. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020, and the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated into the prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this prospectus supplement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of AmeriHome Mortgage Company, LLC appearing in our Current Report on Form 8-K/A filed with the SEC on May 14, 2021, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Because our common stock trades on the NYSE under the symbol “WAL”, those materials can also be inspected and copied at the offices of that organization.

Whenever a document is summarized in this prospectus supplement, that summary is qualified in its entirety by the actual document. You should refer to the exhibits that form a part of the registration statement for a copy of any such document.

Our filings, including the registration statement and the documents referred to below under “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE,” are available to the public from commercial document retrieval services and at the SEC’s Internet website at http://www.sec.gov.

Our SEC file number is 001-32550. Our SEC filings are also available at no cost on our website at https://investors.westernalliancebancorporation.com, as soon as reasonably practicable after we file such documents with the SEC.

You can also obtain any of the documents incorporated by reference from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at:

Western Alliance Bancorporation

One E. Washington Street, Suite 1400

Phoenix, Arizona 85004

(602) 389-3500

Attn: Dale M. Gibbons, Vice Chairman and Chief Financial Officer

THE INFORMATION ON OUR WEBSITE IS NOT A PROSPECTUS AND IS NOT INCLUDED IN, NOR IS IT A PART OF, ANY PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us:

•

our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021 (including information incorporated by reference in the Form 10-K from our definitive proxy statement on Schedule 14A for the 2021 annual meeting of stockholders, filed with the SEC on April 30, 2021);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on April 30, 2021 and July 30, 2021, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January  19, 2021, February  9, 2021, February  16, 2021, March  4, 2021, April  7, 2021 (as amended on May  14, 2021), April  27, 2021, June  3, 2021, June  4, 2021, June  7, 2021, June  16, 2021, July  1, 2021, and July 27, 2021 (except, with respect to each of the foregoing, for portions of such reports which were deemed furnished and not filed); and

•

the description of our common stock, par value $0.0001 per share, contained in our registration statement on Form 8-A/A, filed with the SEC on June 3, 2014, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus supplement is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “WHERE YOU CAN FIND MORE INFORMATION.”

PROSPECTUS

WESTERN ALLIANCE

BANCORPORATION

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Warrants

By this prospectus, we or one or more selling securityholders to be identified in the future may offer the securities listed above in one or more offerings from time to time.

When we or any selling securityholder offers securities, we or they will provide you with a prospectus supplement describing the specific terms of the securities, including the price. You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

We or any selling securityholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “WAL.” We have not yet determined whether any of the securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

Investing in our securities involves risks. See “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated herein by reference, and in any of our subsequently filed quarterly and current reports that are incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

The offered securities are not deposits or obligations of a bank or savings associations and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2021.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any accompanying prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and any prospectus supplement together are an offer to sell only the securities offered hereby and thereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained herein and in any accompanying prospectus supplement is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we or a selling securityholder may sell, either separately or together, common stock, preferred stock, debt securities, depositary shares, purchase contracts, units and warrants.

Each time we or a selling securityholder sells securities, we or they will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We are only responsible for the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. In the case of information contained in documents we file with the SEC and incorporate by reference in this prospectus, you should assume that such information is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to “Western Alliance,” “we,” “us” and “our” are to Western Alliance Bancorporation. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depository shares, purchase contracts, units, and warrants collectively as “offered securities.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities covered by this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol “WAL”, those materials can also be inspected and copied at the offices of that organization.

Whenever a document is summarized in this prospectus, that summary is qualified in its entirety by the actual document. You should refer to the exhibits that form a part of the registration statement for a copy of any such document.

Our filings, including the registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference,” are available to the public from commercial document retrieval services and at the SEC’s Internet website at http://www.sec.gov. Our SEC file number is 001-32550. Our SEC filings are also available at no cost on our website at https://investors.westernalliancebancorporation.com, as soon as reasonably practicable after we file such documents with the SEC.

You can also obtain any of the documents incorporated by reference from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at:

Western Alliance Bancorporation

One E. Washington Street, Suite 1400

Phoenix, Arizona 85004

(602) 389-3500

Attn: Dale M. Gibbons, Vice Chairman and Chief Financial Officer

THE INFORMATION ON OUR WEBSITE IS NOT A PROSPECTUS

AND IS NOT INCLUDED IN, NOR IS IT A PART OF,

THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us:

•

our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021 (including information incorporated by reference in the Form 10-K from our definitive proxy statement for the 2021 annual meeting of stockholders, which was filed on April 30, 2021);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on April 30, 2021;

•

our Current Reports on Form 8-K filed with the SEC on January 19, 2021, February  9, 2021, February  16, 2021, March  4, 2021, April 7, 2021 (as amended on May  14, 2021), and April 27, 2021 (except, with respect to each of the foregoing, for portions of such reports which were deemed furnished and not filed); and

•

the description of our common stock, par value $0.0001 per share, contained in our registration statement on Form 8-A, filed with the SEC on June 3, 2014, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is part until the termination of the offering of the offered securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

For purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the information included or incorporated by reference in it are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Statements that constitute forward-looking statements within the meaning of the Reform Act are generally identified through the inclusion of words such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goals,” “guidance,” “intend,” “may,” “opportunity,” “plan,” “position,” “potential,” “project,” “ seek,” “should,” “strategy,” “target,” “will,” “would” or similar statements or variations of such words and other similar expressions. All statements other than historical fact are “forward-looking statements” within the meaning of the Reform Act, including statements that are related to or are dependent on estimates or assumptions relating to expectations, beliefs, projections, future plans and strategies, anticipated events (including statements regarding the effects of our acquisition of AmeriHome) or trends and similar expressions that are not historical facts.

These forward-looking statements reflect our current views about future events and financial performance and involve certain risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, those described in “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any report subsequently filed with the SEC. Forward-looking statements speak only as of the date they are made and we undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur, and you should not put undue reliance on any forward-looking statements.

ABOUT WESTERN ALLIANCE BANCORPORATION

We are a bank holding company incorporated in Delaware and headquartered in Phoenix, Arizona. We provide a full spectrum of deposit, lending, treasury management, international banking and online banking products and services through our wholly owned banking subsidiary, Western Alliance Bank (“WAB”).

WAB operates the following full-service banking divisions: Alliance Bank of Arizona, Bank of Nevada, Bridge Bank, First Independent Bank and Torrey Pines Bank. The Company also provides an array of specialized financial services to business customers across the country. In addition, the Company has two non-bank subsidiaries: Las Vegas Sunset Properties, which is intended to hold and manage certain Other Real Estate Owned properties, and CS Insurance Company, a captive insurance company formed and licensed under the laws of the State of Arizona and established as part of the Company’s overall enterprise risk management strategy.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “WAL.” Our principal executive offices are located at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004. Our telephone number is (602) 389-3500. Our website is www.westernalliancebancorp.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider the information to be, a part of this prospectus.

RECENT DEVELOPMENTS

Completion of AmeriHome Acquisition

On April 7, 2021, we completed our previously announced acquisition of Aris Mortgage Holding Company, LLC, the parent company of AmeriHome Mortgage Company, LLC (“AmeriHome”), pursuant to which, Aris merged with and into an indirect subsidiary of WAB. Based on AmeriHome’s closing transaction book value and a $275 million cash premium, total consideration was approximately $1.22 billion. As a result of the acquisition, AmeriHome is now a wholly-owned indirect subsidiary of the Company and will continue to operate as AmeriHome Mortgage, a Western Alliance Bank company. AmeriHome is a leading national business to business mortgage acquirer and servicer.

AmeriHome Results of Operations

We filed a Current Report on Form 8-K/A with the SEC on May 14, 2021 (the “Amended Report”), amending our Current Report on Form 8-K filed with the SEC on April 7, 2021, which is incorporated by reference herein. The Amended Report contains:

•	the audited consolidated financial statements of AmeriHome as of and for the year ended December 31, 2020 and 2019, and the notes related thereto;

•

the unaudited pro forma combined income statements of the Company and AmeriHome for the year ended December 31, 2020, giving effect to the acquisition of AmeriHome as if it had occurred on January 1, 2020;

•	the unaudited pro forma combined balance sheet of the Company and AmeriHome as of December 31, 2020, giving effect to the acquisition as if it had occurred on December 31, 2020; and

•	certain information with respect to the results of operations of AmeriHome for the three months ended March 31, 2021.

RISK FACTORS

We have included discussions of cautionary factors describing risks relating to our business and an investment in our securities in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, as well as the risks, uncertainties and additional information set forth in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks related to our securities may also be described in a prospectus supplement. Before purchasing our securities, you should carefully consider the risk factors we describe in any prospectus supplement or in any report incorporated by reference into this prospectus or such prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, including:

•	refinancing, reduction or repayment of debt;

•	redeeming outstanding securities;

•	funding investments in, or extensions of credit to, our banking subsidiary, mortgage subsidiary and our other subsidiaries as regulatory capital;

•	financing of possible acquisitions;

•	expansion of the business;

•	investments at the holding company level; and

•	working capital.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering. Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term obligations. We will not receive proceeds from sales of securities by selling securityholders except as otherwise stated in an applicable prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

We may offer and sell from time to time, in one or more offerings, the following:

•	debt securities;

•	common stock;

•	preferred stock;

•	depositary shares;

•	purchase contracts;

•	units; and/or

•	warrants exercisable for debt securities, common stock or preferred stock.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior debt securities and/or subordinated debt securities, which in each case will be unsecured, direct, general obligations of Western Alliance.

The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in priority of payment to our senior debt securities, as described below under “Ranking–Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions in this section, we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries.

We will issue senior debt securities under a senior debt indenture and subordinated debt securities under a separate subordinated debt indenture. Provisions relating to the issuance of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions in this section, we may refer to the senior debt indenture and the subordinated debt indenture and any related supplemental indentures, as “an indenture” or, collectively, as “the indentures.” The indentures will be qualified under and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Each indenture will be between us and a trustee that meets the requirements of the Trust Indenture Act. We expect that each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

The descriptions in this section relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. A form of the senior debt indenture and a form of the subordinated debt indenture under which we may issue our senior debt securities and subordinated debt securities, respectively, and the forms of the debt securities, have been filed with the SEC as exhibits to the registration statement that includes this prospectus and will be available as described under the heading “Where You Can Find More Information” above. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The terms and conditions described in this section are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

Except as set forth in the applicable indenture or in a supplemental indenture and described in an applicable prospectus supplement, the indentures do not limit the amount of debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional notes issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	the amount of debt securities issued and any limit on the amount that may be issued;

•	the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

•

the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

•	the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

•

the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

•

our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•

the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

•

whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

•

any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

•	whether the debt securities will be issued in certificated or book-entry form;

•

whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

•

if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

•	whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;

•	whether the debt securities can be converted into or exchanged for our other securities, and the related terms and conditions;

•	in the case of subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

•	whether the debt securities will be sold as part of units consisting of debt securities and other securities;

•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and

•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. These debt securities may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Except as set forth in the applicable indenture or in a supplemental indenture, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. The debt securities may contain provisions that would afford debt security holders protection in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

For purposes of the descriptions in this section:

•

“subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by us or by one or more of our other subsidiaries. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency; and

•	“significant subsidiary” means any of our subsidiaries that is a “significant subsidiary,” within the meaning of Regulation S-X promulgated by the SEC under the Securities Act.

Ranking

Senior Debt Securities

Payment of the principal of and premium, if any, and interest on debt securities we issue under the senior debt indenture will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Subordinated Debt Securities

To the extent provided in the subordinated debt indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior debt, which is defined below. If there is a distribution to our creditors in a liquidation or dissolution of us, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, our general creditors may recover more, ratably, than holders of subordinated debt securities in the event of a distribution of assets upon insolvency.

The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior debt.

The indentures will place no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

“Senior debt” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to us, on, or substantially similar payments we will make in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

•

our other indebtedness evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

•	our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;

•	our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;

•

indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures which is included in our consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

•	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements;

•

all our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	deferrals, renewals or extensions of any of the indebtedness or obligations described above.

However, “senior debt” excludes:

•

any indebtedness, obligation or liability referred to above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;

•

any indebtedness, obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

•	unless expressly provided in the terms thereof, any of our other indebtedness to its subsidiaries.

As used above, the term “purchase money obligations” means indebtedness, obligations or guarantees evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, and any deferred obligation for the payment of the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. There will not be any restrictions in the subordinated indenture relating to subordinated debt securities upon the creation of additional senior debt.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.

Structural Subordination

Because we are a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings and other funds by our subsidiaries to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, since our right to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Claims from creditors (other than us), on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. Any capital loans that we make to our non-banking subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of WAB or our non-banking subsidiaries.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be converted into or exchanged for our other securities. These terms will include whether conversion or exchange is mandatory, or is at our option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.

Redemption of Securities

We may redeem the debt securities at any time, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement.

From and after notice has been given as provided in the indentures, if we have made available funds for the redemption of any debt securities called for redemption on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of any optional redemption by us of any debt securities is required to be given to holders at their addresses, as shown in the security register. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed equally, by lot or in a manner it deems fair and appropriate.

Denomination, Interest, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities (i) in denominations of $1,000 or integral multiples of $1,000 if the debt securities are in registered form, and (ii) in denominations of $5,000 if the debt securities are in bearer form.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on any series of debt securities at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem the debt securities of any series, neither we nor any trustee will be required to:

•

issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

The applicable prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will terminate and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1)	either:

•	we are the continuing entity; or

•

the successor entity, if other than us, formed by or resulting from any consolidation or merger, or which has received the transfer of our assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indentures; and

(2)

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any of our subsidiaries as a result of that transaction as having been incurred by us or our subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; provided, that the conditions described in (1) and (2) above will not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risks or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

Any additional covenants and/or modifications to the covenants described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement relating to that series of debt securities.

Unless the applicable prospectus supplement indicates otherwise, the subordinated debt indenture does not contain any other provision which restricts us from, among other things:

•	incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or

•	paying dividends or making other distributions on our capital stock; or

•	purchasing or redeeming our capital stock; or

•	creating any liens on our property for any purpose.

Events of Default, Waiver and Notice

Events of Default

The events of default with respect to any series of debt securities issued under it, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities, include the following events:

•	failure to pay any installment of interest or any additional amounts payable on any debt security of the series for 30 days;

•	failure to pay principal of, or premium, if any, on, any debt security of the series when due, whether at maturity, upon redemption, by declaration or acceleration of maturity or otherwise;

•	default in making any sinking fund payment (if any) when due, for any debt security of the series;

•

default in the performance or breach of any of our other covenants or warranties contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 90 days after written notice as provided in the applicable indenture;

•	specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any significant subsidiary or either of our property; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case other than in the case of specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any significant subsidiary or either of our property, in which case acceleration will be automatic, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the applicable trustee if given by the holders. At any time after a declaration of acceleration has been made with respect to debt securities of a series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may annul the declaration of acceleration and waive any default in respect of those debt securities if:

•

we have deposited with the applicable trustee all required payments due otherwise than by acceleration of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee; and

•

all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the applicable indenture.

Waiver

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest on any debt security of that series; or

•

in respect of a covenant or provision contained in the applicable indenture that, by the terms of that indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy under the indentures, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under an indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.

Modification of the Indentures

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under that indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the holders under debt securities issued under such indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

•	except as described in the applicable prospectus supplement relating to such debt security:

•	extend the stated maturity of the principal of, or any installment of interest or any additional amounts, or the premium, if any, on, any debt security;

•

reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	extend the time of payment of interest on any debt security or any additional amounts;

•	change any of the conversion, exchange or redemption provisions of any debt security;

•	change the place of payment, or the coin or currency for payment, of principal, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms;

•

release any guarantors from their guarantees of the debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of a debt security that would adversely affect the interests of the holders of those debt securities; and

•	in the case of subordinated debt securities, modify the ranking or priority of the securities;

•

reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of or certain defaults and consequences under the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture; or

•

modify any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment will have the right to waive compliance by us with specific covenants in the indenture.

We and the respective trustee may modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

•

to evidence the succession of another person to us as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to secure or provide for the guarantee of the debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities;

•

to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;

•	to conform any provision in an indenture to the requirements of the Trust Indenture Act; or

•	to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•

the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in the immediately preceding bullet point;

•

the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the applicable indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of any other obligor are to be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We may be permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities.

Defeasance and Covenant Defeasance

If the provisions of the applicable indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of or within any series, we may elect either:

•

defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•

covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations will not constitute an event of default with respect to the debt securities;

in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established if, among other things:

•

we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default or any event which after notice or lapse of time or both would be an event of default has occurred;

•

the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	certain other provisions set forth in the applicable indenture are met; and

•	we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series

Regarding the Trustees

We will designate the trustee under the senior and subordinated debt indentures in the applicable prospectus supplement. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Governing Law

The senior debt securities, the subordinated debt securities and the related indentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws. The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of incorporation, bylaws, and the applicable provisions of the Delaware General Corporation Law (the “DGCL” or “Delaware Law”) because they, and not the summary, define the rights of holders of shares of our common stock.

General

Our certificate of incorporation provides the authority to issue 200,000,000 shares of common stock, par value $0.0001 per share. Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental entity. On March 31, 2021, there were 105,771,103 shares of common stock issued and we had outstanding stock options granted to directors, officers and other employees for 19,775 shares of our common stock. Also on March 31, 2021, we had no issued and outstanding warrants to purchase shares of our common stock.

Voting Rights

Holders of our common stock are entitled to one vote per share on each matter properly submitted to stockholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors, which means that the holders of more than 50% of the shares of common stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so. In that event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to our board of directors at that meeting. Generally, in matters other than the election of directors and business combinations and other extraordinary transactions, the affirmative vote of the majority of shares present and entitled to vote on the subject matter constitutes the act of the stockholders. A nominee to our board of directors will be elected, in uncontested elections (as defined in our bylaws), if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. In all director elections other than uncontested elections, the vote standard will continue to be a plurality of votes cast, and stockholders shall not be permitted to vote against any nominee for director.

Liquidation Rights

The holders of our common stock and the holders of any class or series of stock entitled to participate with the holders of our common stock as to the distribution of assets in the event of any liquidation, dissolution or winding-up of us, whether voluntary or involuntary, will become entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which they are entitled.

Dividends

The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. The board may declare dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, only if the amount of capital is greater than or equal to the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The terms and conditions of other securities we issue may restrict our ability to pay dividends to holders of our common stock. In addition, as a holding company, our main source of funds to pay dividends is distributions from our subsidiaries and, therefore, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Miscellaneous

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and non-assessable.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware Law and our certificate of incorporation and bylaws contain provisions that could make it more difficult to (1) acquire us by means of a tender offer, proxy contest or otherwise or (2) remove our incumbent officers and directors. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions also serve to discourage hostile takeover practices and inadequate takeover bids.

Undesignated Preferred Stock

Our board of directors has the ability to authorize undesignated preferred stock, which allows the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any unsolicited attempt to change control of our company. This ability may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Special Stockholders’ Meetings and Advanced Notice Requirements for Stockholder Proposals

Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by our board of directors, the chairman of the board, or by our chief executive officer or president. In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the board, or by a stockholder of record on the record date for the meeting who (1) is entitled to vote at the meeting, (2) has delivered a timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting, (3) attends (or has a qualified representative attend) the stockholder meeting and (4) has otherwise complied with the provisions of our bylaws and applicable law. These provisions could have the effect of delaying any stockholder actions until the next stockholder meeting, even if they are favored by the holders of a majority of our outstanding voting stock.

No Action by Written Consent

Our certificate of incorporation and bylaws do not permit stockholders to act by written consent in lieu of a meeting.

Election and Removal of Directors

Our certificate of incorporation provides for the annual election of directors. Once elected, directors may be removed by the holders of a majority of shares then entitled to vote in an election of directors. In addition, our certificate of incorporation and bylaws provide that any vacancies on the board of directors may be filled only by a majority of the remaining directors.

Amendment of Certain Provisions of our Organizational Documents

Any amendment to our certificate of incorporation must be approved by our board of directors and a majority of the outstanding shares of each class of shares entitled to vote thereon at a duly called annual or special meeting; provided, that in addition to any vote of any class of shares required by law or the certificate of incorporation, the affirmative vote of holders of at least a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend certain of the provisions contained in the certificate of incorporation regarding stockholder actions, classification of directors, removal of directors, filling of director vacancies, bylaw amendments, limitation of liability of directors, the exclusive forum for certain litigation, and amendments to the certificate of incorporation. Our bylaws may be amended by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present or by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock issued and outstanding and entitled to vote in any election of directors, voting as a single class.

Business Combinations

We have not opted out of Section 203 of the DGCL, an anti-takeover law, and are therefore subject to its provisions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s outstanding voting stock, referred to as an “interested stockholder” under Section 203, for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.

These and other provisions of Delaware Law and our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers or delaying changes in control and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

NYSE Listing

Our common stock is listed on the New York Stock Exchange under the symbol “WAL.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., PO Box 505000, Louisville, Kentucky 40233.

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, and the applicable certificate of designation to our certificate of incorporation, determining the terms of the related series of preferred stock and our bylaws, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of incorporation, the applicable certificate of designation and our bylaws because they, and not the summaries, define your rights as holders of shares of our preferred stock.

General

We are authorized to issue 20,000,000 shares of preferred stock, par value $0.0001 per share. As of May 13, 2021, no shares of preferred stock were issued and outstanding. Our certificate of incorporation, subject to limitations prescribed in such certificate and subject to limitations prescribed by Delaware law, authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. As a result of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the board of directors could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of us.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the class or series of preferred stock for the specific terms of that class or series, including:

•	the title and stated value of the preferred stock;

•	the number of shares of preferred stock, their liquidation preference per share and their purchase price;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares and, if so, the terms of those shares;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock;

•	equally with our Non-Cumulative Perpetual Preferred Stock, Series B and all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors.

Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:

•

if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period; or

•

if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of us, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of us be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of us.

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

For those purposes, the consolidation or merger of us with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

Under the Delaware General Corporation Law, holders of outstanding shares of a series of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series of preferred stock or our certificate of incorporation, if the amendment would:

(1)	increase or decrease the aggregate number of authorized shares of that series of preferred stock;

(2)	increase or decrease the par value of the shares of that series of preferred stock; or

(3)

alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, in which case the approval of the proposed amendment would require the affirmative vote of at least a majority of the outstanding shares of that series of preferred stock.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for our other securities or rights or those of other issuers, including, without limitation, common stock, debt securities or preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating to the preferred stock. The terms will include the name of the issuer of the other securities or rights and the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or rate or the manner of calculating the price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at our or other issuer’s option, the events requiring an adjustment of the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the applicable prospectus supplements, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC will be available as described under the heading “Where You Can Find More Information” above.

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any. We will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for definitive depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.

Voting the Preferred Stock

We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

We and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

We can terminate the deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the depositary shall deliver to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipt.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering written notice of its decision to us. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within a specified time after delivery of the notice of resignation or removal. The successor depositary shall be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

Neither we nor the depositary will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Both we and the depositary will be obligated to use our best judgment and to act in good faith in performing our respective duties under the deposit agreement. We and the depositary will be liable only for gross negligence and willful misconduct in performing our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless we or the depositary receive what we, in our sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. We and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. We and the depositary may rely on the advice of legal counsel or accountants of the choice of each. We and the depositary may also rely on information provided by persons we and they believe, in good faith, to be competent, and on documents we and they believe, in good faith, to be genuine.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

We, each depositary and any agent of ours or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock or preferred stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will contain a description of the following terms:

•	the title of the warrants;

•	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

•	the designation and terms of the underlying warrant securities, if any, and the number of warrants issued with each underlying warrant security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•

the currency or currencies (including composite currencies), and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Exercise of Warrants

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of debt securities, shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants in the manner set forth in the applicable prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to the holders, a number of debt securities, shares of our common stock, preferred stock or depositary shares or warrants, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders of the units or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder’s obligations under the original purchase contract.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.

The applicable prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the purchase contracts. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the offered securities:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	directly to our stockholders; or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to us and/or selling securityholders from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

We or a selling securityholder may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

We or a selling securityholder may directly solicit offers to purchase offered securities. Agents designated by us or a selling securityholder from time to time may also solicit offers to purchase offered securities. Any agent designated by us or a selling securityholder, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or a selling securityholder to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, we or the selling securityholder will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, we or a selling securityholder will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from us or the selling securityholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, we or a selling securityholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us or a selling securityholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•	if the offered securities are also being sold to underwriters, we or a selling securityholder will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such purchase contracts. The prospectus supplement relating to the purchase contracts will set forth the price to be paid for offered securities pursuant to the purchase contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the purchase contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or a selling securityholder. Any remarketing firm will be identified and the terms of its agreement, if any, with us or a selling securityholder and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with us or a selling securityholder, to indemnification by us or a selling securityholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us or the selling securityholder in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with the resale of securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Troutman Pepper Hamilton Sanders LLP (Washington, DC), and for the underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by RSM US LLP, an independent registered public accounting firm, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of AmeriHome Mortgage Company, LLC appearing in our Current Report on Form 8-K/A filed with the SEC on May 14, 2021, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Depositary Shares

Each Representing a 1/400th Interest in a Share of

% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A

PROSPECTUS SUPPLEMENT

September    , 2021

Joint Book-Running Managers

Morgan Stanley	BofA Securities	J.P. Morgan	Piper Sandler

Co-Managers

D.A. Davidson & Co.	Janney Montgomery Scott	Jefferies